                                                                    EXHIBIT 10.1

                                      LEASE

                                      FROM:

                      MACK-CALI PROPERTIES CO. NO. 11 L.P.

                                     LESSOR

                                       TO:

                             BARR LABORATORIES, INC.

                                     LESSEE

                                    BUILDING:

                             400 CHESTNUT RIDGE ROAD
                           WOODCLIFF LAKE, NEW JERSEY

                                TABLE OF CONTENTS

1.   DESCRIPTION:...............................................................     3

2.   TERM:......................................................................     3

3.   BASIC RENT:................................................................     3

4.   USE AND OCCUPANCY:.........................................................     3

5.   CARE AND REPAIR OF PREMISES;ENVIRONMENTAL:.................................     3

6.   ALTERATIONS, ADDITIONS OR IMPROVEMENTS:....................................     7

7.   ACTIVITIES INCREASING FIRE INSURANCE RATES:................................     7

8.   ASSIGNMENT AND SUBLEASE:...................................................     7

9.   COMPLIANCE WITH RULES AND REGULATIONS:.....................................    12

10.  DAMAGE TO BUILDING:........................................................    12

11.  EMINENT DOMAIN:............................................................    13

12.  INSOLVENCY OF LESSEE:......................................................    14

13.  LESSOR'S REMEDIES ON DEFAULT:..............................................    14

14.  DEFICIENCY:................................................................    14

15.  SUBORDINATION OF LEASE:....................................................    15

16.  INTENTIONALLY OMITTED:.....................................................    15

17.  RIGHT TO CURE LESSEE'S BREACH:.............................................    16

18.  CONSTRUCTION LIENS:........................................................    16

19.  RIGHT TO INSPECT AND REPAIR:...............................................    16

20.  SERVICES TO BE PROVIDED BY LESSOR;LESSOR'S EXCULPATION:....................    16

21.  INTERRUPTION OF SERVICES OR USE:...........................................    17

22.  UTILITIES:.................................................................    18

23.  ADDITIONAL RENT:...........................................................    19

24.  ESTOPPEL:..................................................................    24

25.  HOLDOVER TENANCY:..........................................................    25

26.  RIGHT TO SHOW PREMISES:....................................................    25

27.  LESSOR'S WORK;LESSEE'S DRAWINGS:...........................................    25

28.  WAIVER OF TRIAL BY JURY:...................................................    26

29.  LATE CHARGE:...............................................................    26

30.  LESSEE'S INSURANCE:........................................................    26

31.  NO OTHER REPRESENTATIONS:..................................................    28

32.  QUIET ENJOYMENT:...........................................................    28

33.  INDEMNITY:.................................................................    28

34.  ARTICLE HEADINGS:..........................................................    29

35.  APPLICABILITY TO HEIRS AND ASSIGNS:........................................    29

36.  OUTSIDE PARKING SPACES:....................................................    29

37.  LESSOR'S LIABILITY FOR LOSS OF PROPERTY:...................................    29

38.  PARTIAL INVALIDITY:........................................................    29

39.  LESSEE'S BROKER:...........................................................    30

40.  PERSONAL LIABILITY:........................................................    30

41.  NO OPTION:.................................................................    30

42.  DEFINITIONS:...............................................................    30

43.  INTENTIONALLY OMITTED:.....................................................    31

44.  NOTICES:...................................................................    31

45.  ACCORD AND SATISFACTION:...................................................    31

46.  EFFECT OF WAIVERS:.........................................................    31

47.  LEASE CONDITION:...........................................................    32

48.  MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:................................    32

49.  LESSOR'S RESERVED RIGHT:...................................................    32

50.  AUTHORITY:.................................................................    32

51.  AFTER-HOURS USE:...........................................................    32

52.  INTENTIONALLY OMITTED:.....................................................    33

53.  ADDITIONAL PARKING:........................................................    33

54.  MISCELLANEOUS:.............................................................    33

55.  OPTION TO RENEW:...........................................................    34

56.  LESSEE'S RIGHT OF FIRST OFFER:.............................................    36

57.  GENERATOR:.................................................................    37

58.  ROOF RIGHTS;TELECOM PROVIDER:..............................................    37

59.  LESSOR'S INSURANCE:........................................................    38

60.  ATTORNEY'S FEES:...........................................................    39

61.  PLANNING BOARD APPROVAL:...................................................    39

         LEASE, is made the 6th day of February, 2003 ("Lease"), between MACK-CALI PROPERTIES CO. NO. 11 L.P. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016-3599 and BARR LABORATORIES, INC. ("Lessee") whose address is 2 Quaker Road, Pomona, New York 10970-0519.

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

2.       BASE PERIOD COSTS shall mean the following:

         A. Base Operating Costs: Operating Costs incurred during calendar year 2004.

         B. Base Real Estate Taxes: Real Estate Taxes incurred during calendar year 2004.

         C. Base Insurance Cost Expenses: Insurance Costs incurred during calendar year 2004.

3.       BUILDING shall mean 400 Chestnut Ridge Road, Woodcliff Lake, New
         Jersey.

4. BUILDING HOLIDAYS shall be those shown on Exhibit E attached hereto and made a part hereof.

5. BUILDING HOURS shall be Monday through Friday, 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., but excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof. Notwithstanding anything hereinabove to the contrary, Lessee shall have access to the Premises, the Building, the Common Facilities and the parking areas, twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, subject to laws and requirements of public authorities.

6.       COMMENCEMENT DATE is June 1, 2003.

7. DEMISED PREMISES OR PREMISES shall be deemed to be eighty-nine thousand five hundred ten (89,510) gross rentable square feet, which includes an allocable share of the Common Facilities (as defined in Article 42(b) hereof).

8. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof.

               Exhibit A                          Location of Premises
               Exhibit A-1                        Office Building Area
               Exhibit B                          Rules and Regulations
               Exhibit C                          Lessor's Work; Lessee's Work
               Exhibit C-1                        Air Conditioning and
                                                  Heating Design Standards
               Exhibit D                          Cleaning Services
               Exhibit E                          Building Holidays
               Exhibit F                          Lessee Estoppel Certificate
               Exhibit G                          Commencement Date Agreement

9.       EXPIRATION DATE shall be May 31, 2015.

10.      FIXED BASIC RENT shall be payable as follows:

   Period                                     Yearly Rate               Monthly Installment
   ------                                     -----------               -------------------
6/1/03 - 5/31/04                            $         0.00                 $          0.00
6/1/04-5/31/07                              $ 2,030,086.90                 $    169,173.90

6/1/07-5/31/11                              $ 2,119,596.80                 $    176,633.07
6/1/11-5/31/15                              $ 2,209,106.80                 $    184,092.23

11.      LESSEE'S BROKER shall mean Cushman & Wakefield of New Jersey, Inc.

12.      LESSEE'S PERCENTAGE shall be one hundred percent (100%).

13. OFFICE BUILDING AREA is as set forth on Exhibit A-1 attached hereto and made a part hereof.

14. PARKING SPACES shall mean all of the existing garage and outdoor parking spaces in the Office Building Area, plus an additional seventy-seven (77) parking spaces to be constructed by Lessor pursuant to Article 53 hereof.

15. PERMITTED USE shall be general, executive and administrative office use, and such uses incidental thereto, including, without limitation, cafeteria, storage, training, computer room and fitness center/gym, and for no other purpose.

16.      SECURITY DEPOSIT shall be none.

17. TERM shall mean the period commencing on the Commencement Date through and including the Expiration Date, unless extended pursuant to any option contained herein.

18. LESSEE'S CONSTRUCTION PERIOD shall be defined as the period of time prior to the Commencement Date in which Lessee takes possession of the Premises in order to perform Lessee's Work in accordance with Exhibit C attached hereto and made part hereof. Lessee's Construction Period shall commence on the date hereof and shall end at 11:59 p.m. on the day before the Commencement Date. All terms and conditions contained in the Lease, except for those applicable to the payment of Fixed Basic Rent and Additional Rent, shall apply during Lessee's Construction Period. Lessor shall deliver the Premises to Lessee on the commencement of Lessee's Construction Period, vacant and free of all tenancies and occupancies.

                              W I T N E S S E T H

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1.       DESCRIPTION:

         Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble ("Building") which is situated on that certain parcel of land ("Office Building Area") as described on Exhibit A-1 attached hereto and made part of this Lease, together, with the right to use in common with other lessees of the Building, if any, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

2.       TERM:

         The Premises are leased for a term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble.

3.       BASIC RENT:

         Lessee shall pay to Lessor during the Term, the Fixed Basic Rent as defined in the Preamble ("Fixed Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable, in advance, on the first (1st) day of each calendar month during the Term at the Monthly Installments as defined in the Preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first (1st) day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first (1st) Monthly Installment by check, subject to collection, for Fixed Basic Rent for the first month of the Term. Lessee shall pay Fixed Basic Rent and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off, except as otherwise provided herein.

4.       USE AND OCCUPANCY:

         Lessee shall use and occupy the Premises for the Permitted Use as defined in the Preamble. Lessor represents that the Permitted Use is permitted by the current certificate of occupancy covering the Building. Lessor represents that, to the best of its knowledge, there are no violations currently affecting the Building and/or the Office Building Area. In any event, Lessor shall, at its sole cost and expense, be responsible for removing any violations currently affecting the Building and/or the Office Building Area, unless Lessee has caused same. Lessee, at its sole cost and expense, shall comply with the Americans With Disabilities Act of 1990, as amended, within the Premises necessitated by Lessee's particular manner of use of the Premises or Lessee's alterations, additions or improvements within the Premises, except for Lessor's Work (as defined in Exhibit C).

5.       CARE AND REPAIR OF PREMISES;ENVIRONMENTAL:

         (a) Lessee shall commit no act of waste and shall take good care of the interior, non-structural portions of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting Lessee's particular use or manner of use of the Premises (as distinguished from its mere use of the Premises) and with any and all environmental requirements resulting from Lessee's use of the Premises, this covenant to survive the expiration or sooner termination of this Lease. However, Lessee shall have the right to contest, by appropriate proceedings diligently conducted in good faith in the name of Lessee or, with the prior consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, in the name of Lessor or both, and without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation or legal requirement of any nature whatsoever having applicability to this Lease and Lessee's obligations or rights hereunder. Lessee may also postpone compliance with any such law, ordinance, order, rule, regulation or legal requirement pending the outcome of any contest proceedings, even if Lessee incurs a lien, charge or liability by reason of such postponement, to the extent that and for so long as: (i) such contest or postponement does not subject Lessor to criminal or civil liability; (ii) Lessee furnishes to Lessor security, reasonably satisfactory to Lessor, against any lien, loss, fine, penalty, interest or inquiry by reason of any contest or postponement; and (iii) such contest does not impair or negatively affect any pending sale or financing (current or prospective) involving the Building. Lessor will not be required to join any proceedings referred to in this Section unless the provision of any applicable law, rule or regulation at the time in effect requires such proceedings be brought by or in the name of Lessor. In that event, Lessor will join the proceedings or permit them to be brought in its name if Lessee pays all related expenses (including Lessor's reasonable attorney's fees). Lessor shall, subject to the same being included in Operating Costs to the extent provided in Article 23 hereof, make all necessary repairs (including maintenance and replacements, if necessary) to the Premises, the Building, HVAC, and the Building's mechanical, electrical, plumbing, sprinkler and life safety and/or other utility systems, the Common Facilities and to the assigned parking areas, if any (including structure, roof and exterior), except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, within thirty (30) days after demand, the actual out-of-pocket reasonable costs therefor, together with appropriate supporting documentation. In addition, Lessor shall be responsible for any repairs necessitated by any misuse or neglect by Lessor, or its agents, employees or contractors. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like, repair all injury done by or in connection with the installation or removal of said property and improvements, and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty, condemnation, eminent domain or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the actual out-of-pocket reasonable cost of such removal. Lessor may have any such property stored at Lessee's risk and expense, provided such expense is commercially competitive.

                  All existing cooling towers not being utilized by Lessee in the Building shall remain the property of Lessor and may be removed by Lessor, at its sole cost and expense, at any time.

                  Lessor shall comply with all laws, ordinances, orders, rules, regulations or legal requirements affecting the Building with which Lessee is not required to comply hereunder; provided, however, that the cost of such compliance shall be included in Operating Costs to the extent provided in Article 23 hereof.

                  Notwithstanding the foregoing, Lessor shall inform Lessee at the time Lessor grants its consent to any alteration, addition or improvement, including Lessee's Work (as defined in Exhibit
                  C), whether Lessor shall require Lessee to remove the alteration, addition or improvement at the end of the Term. Lessor hereby approves the plans for Lessee's Work dated January 20, 2003, prepared by The Phillips Group, except that notwithstanding anything contained in such plans, Lessor's Work shall only include Lessor's Work as set forth in Exhibit C, and in the event of any conflict between such plans and Exhibit C hereof, Exhibit C shall control. If Lessor fails to designate an item for removal at the time it consents to such alteration, addition or improvement, such item may remain in the Premises at the expiration or earlier termination of this Lease. In no event shall Lessee be required to remove any part of Lessee's Work or any future alterations, additions or improvements that constitute typical and customary office improvements, including, but not limited to, the data, telephone, telecommunications and computer wiring and cabling, computer room, additional staircase in atrium and cafeteria. In addition, Lessee shall have no obligation to restore the loading dock on the second (2nd) floor of the Building.

         ENVIRONMENTAL

         (b) COMPLIANCE WITH ENVIRONMENTAL LAWS. Lessee shall, at Lessee's own expense, promptly comply with each and every federal, state, county and municipal law, ordinance, rule, regulation, order, directive and requirement, now or hereafter existing relating to the environment, health and human safety (collectively, "Environmental Laws"), applicable to Lessee's use of the Premises, Lessee, Lessee's operations at the Premises, or all of them. Lessee shall not be responsible for the remediation of: (i) any preexisting environmental conditions; or (ii) Contaminants (as hereinafter defined) in violation of Environmental Laws, except to the extent that Lessee or Lessee's Representative (as hereinafter defined) has caused such condition or violation, or exacerbated such condition or violation, in which event, Lessee shall only be responsible to the extent such condition or violation has been caused by Lessee or Lessee's Representative or exacerbated by Lessee or Lessee's Representative. To the best of Lessor's knowledge, there are no Contaminants present in the Building and the Office Building Area which are in violation of Environmental Laws, except as may be set forth in that certain report dated October 15, 2002, prepared for Lessee by Hillman Environmental Group. To the extent there may be Contaminants present in the Building and the Office Building Area which are in violation of Environmental Laws (not caused by or exacerbated by Lessee or Lessee's Representative as set forth above), Lessor shall, as part of Lessor's Work, take all steps and/or perform all work necessary to remove such Contaminants or remediate the condition in compliance with Environmental Laws, and thereafter deliver to Lessee copies of all reasonable documentation evidencing such compliance with Environmental Laws. Nothing contained herein shall be deemed to prevent Lessee from using ordinary office and cleaning supplies in reasonable quantities in the Premises.

         (c) ISRA COMPLIANCE. To the extent necessary, Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder, and any amending and successor legislation and regulations (collectively, "ISRA") arising out of Lessee's acts or omissions.

                  To the extent necessary, Lessor shall, at Lessor's own expense, comply with ISRA arising out of Lessor's acts or omissions.

         (d) INFORMATION. At no expense to Lessor, Lessee shall promptly provide all information and sign all reasonable documents requested by Lessor with respect to compliance with Environmental Laws.

                  At no expense to Lessee, Lessor shall promptly provide all information and sign all reasonable documents requested by Lessee with respect to compliance with Environmental Laws.

         (e) LESSOR AUDIT. Lessee shall permit Lessor and its representatives access to the Premises, from time to time, upon reasonable prior notice, to conduct an environmental assessment, investigation and sampling. Such entry shall be performed in a manner using reasonable efforts to minimize interference with Lessee's use of the Premises, and Lessor shall be accompanied by a representative of Lessee. If it is determined that Lessee has violated the provisions of this Article, and such violation has not been remedied, after the expiration of applicable notice and cure periods, the actual out-of-pocket reasonable cost of the assessment, investigation and sampling shall be borne by Lessee, after delivery to Lessee of reasonable documentation evidencing such violation.

         (f) LESSEE REMEDIATION. Should any assessment, investigation or sampling reveal the existence of any spill, discharge or placement of Contaminants in, on, under, or about, or migrating from the Premises, the Building or the Office Building Area, caused by Lessee or a Lessee's Representative (as hereinafter defined), then, in addition to being in default under this Lease, after the expiration of the applicable notice and cure periods, and Lessor having all rights available to Lessor under this Lease and by law by reason of such default, Lessee shall, at Lessee's own expense, in accordance with Environmental Laws, undertake all action reasonably required by any governmental authority, including, without limitation, promptly obtaining and delivering to Lessor, copies of reasonable documentation evidencing such compliance with Environmental Laws. For purposes of this Article, the term "Lessee's Representative" shall mean any shareholder, officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of Lessee (other than Lessor or Lessor's Representatives or any lessee or other occupant of the Building (other than a Lessee's Representative)) for whom Lessee is legally responsible. Lessee's remedial action may involve engineering or institutional controls, a groundwater classification exception area or well restriction area, and Lessee's remedial action shall meet the least stringent published or unpublished remediation standards for soil, surface water, groundwater and drinking water for continued use of the Building as commercial (i.e., "non-residential standards"). Promptly upon completion of all required investigatory and remedial activities, Lessee shall, at Lessee's own expense, to Lessor's reasonable satisfaction, restore the affected areas of the Premises, the Building or the Office Building Area, as the case may be, from any damage or condition caused by the investigatory or remedial work performed by Lessee.

         (g) ENVIRONMENTAL QUESTIONNAIRE. Within fifteen (15) days following Lessor's request, Lessee shall complete, execute and deliver to Lessor an environmental questionnaire in form and substance reasonably satisfactory to Lessor.

         (h) ENVIRONMENTAL DOCUMENTS AND CONDITIONS. For purposes of this Article, the term "Environmental Documents" shall mean all environmental documentation concerning the Building or the Office Building Area, in the possession or under the control of Lessee, including, without limitation, plans, reports, correspondence and submissions. During the Term of this Lease and subsequently thereafter, promptly upon receipt by Lessee or Lessee's Representative, Lessee shall deliver to Lessor, copies of all Environmental Documents concerning or generated by or on behalf of Lessee, whether currently or hereafter existing, to the extent then in Lessee's possession or control. In addition, if either party knows that there is an environmental condition within the Building and/or the Office Building Area that poses a threat to health or human safety, such party shall promptly notify the other party.

         (i) LESSOR'S RIGHT TO PERFORM LESSEE'S OBLIGATIONS. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Lessee is required to undertake any sampling, assessment, investigation or remediation to the extent required by Environmental Laws, with respect to the Premises, the Building or the Office Building Area, as the case may be, then, at Lessor's reasonable discretion, Lessor shall have the right, upon notice to Lessee, and after the expiration of the applicable notice and cure periods, from time to time, to perform such activities at Lessee's expense, and all actual out-of-pocket reasonable sums incurred by Lessor shall be paid by Lessee, as Additional Rent, within thirty (30) days after written request, together with reasonable documentation.

         (j) INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor, Lessor's officers, directors, shareholders, employees and personal or legal representatives from and against any and all claims, liabilities, losses, damages (excluding consequential damages), penalties and costs, foreseen or unforeseen, including, without limitation, reasonable counsel, engineering and other professional or expert fees, which an indemnified party may incur, resulting directly or indirectly, wholly or partly from Lessee's obligations under this Article. In no event shall this indemnity be deemed to cover: (i) preexisting environmental conditions; or (ii) Contaminants in violation of Environmental Laws in the Premises, unless such violation is caused by, or exacerbated by Lessee, its agents, employees, contractors or invitees, in which event, Lessee shall only be responsible to the extent the violation has been caused by, or exacerbated by Lessee, its agents, employees, contractors or invitees.

                  Lessor shall indemnify, defend and hold harmless Lessee, Lessee's officers, directors, shareholders, employees and personal or legal representatives from and against any and all claims, liabilities, losses, damages (excluding consequential damages), penalties and costs, foreseen or unforeseen, including, without limitation, reasonable counsel, engineering and other professional or expert fees, which an indemnified party may incur, resulting directly or indirectly, wholly or partly from Lessor's obligations under this Article.

         (k) SURVIVAL. This Article shall survive the expiration or earlier termination of this Lease. Lessee's failure to abide by the terms of this Article shall be restrainable or enforceable, as the case may be, by injunction.

         (l) INTERPRETATION. As used in this Article, the term "Contaminants" shall include, without limitation, any regulated substance, mold, fungus, mildew, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, contaminant, petroleum, asbestos or polychlorinated biphenyls, as defined or referred to in any Environmental Laws. Where a law or regulation defines any of these terms more broadly then another, the broader definition shall apply.

6.       ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

         Lessee shall not make any alterations, additions or improvements in, to or about the Premises, with the exception of decorative or non-structural alterations, additions or improvements costing less than FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) for each alteration, addition or improvement, without first obtaining the written consent of Lessor, which consent will not be unreasonably withheld, conditioned or delayed if they do not affect the Building structure or systems or require a Building permit. If Lessor does not consent, Lessor shall specify in writing, the reason(s) therefor. Lessor hereby approves the closing off of the loading dock on the second (2nd) floor, and Lessee's installation of a second (2nd) point of entry on the south side of the Building.

         However, Lessor will, at Lessee's sole cost and expense, assist Lessee in and execute any reasonable documents required for the procurement of any licenses, permits, "sign-offs", approvals or certificates which may be required by any governmental agency or authority with respect to any alterations, additions or improvements in, to or about the Premises consented to by Lessor, and/or for obtaining any services, utilities or facilities from any public utility or other provider supplying the same to the Building.

7.       ACTIVITIES INCREASING FIRE INSURANCE RATES:

         Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building unless Lessee pays to Lessor, within thirty (30) days after written demand and delivery to Lessee of reasonable documentation evidencing such increased fire insurance rate , the full amount of any increase in the rate of fire insurance on the Building resulting therefrom. However, Lessor represents and warrants to Lessee that, to the best of Lessor's knowledge, Lessee's use of the Premises for the purposes permitted by this Lease will not subject Lessee to any obligations (including, but not limited to, payment of increased premiums) regarding Lessor's fire insurance policies.

8.       ASSIGNMENT AND SUBLEASE:

         Provided Lessee is not in default of any provisions of this Lease, after the expiration of the applicable notice and cure periods, Lessee may assign this Lease or sublease all or any part of the Premises to any party subject to the following:

         a. In the event Lessee desires to assign this Lease or sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to Lessor in writing no less than thirty (30) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, Lessor shall have the option, exercisable in writing to Lessee within twenty (20) days following Lessor's receipt of Lessee's communication, to: (i) sublease such space from Lessee at the lower rate of (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease, or (b) the terms set forth in the proposed sublease; (ii) recapture in the case of subletting, that portion of the Premises to be sublet or all of the Premises in the case of an assignment ("Recapture Space") so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder; or (iii) recapture the Recapture Space for Lessor's own use, in either of the aforesaid events, Lessee shall be fully released from any and all obligations hereunder with respect to the Recapture Space. Notwithstanding the foregoing, Lessor shall have no right to exercise its rights pursuant to clauses (i), (ii) or (iii) above, if (x) the space that Lessee proposes to sublet is less than fifty percent (50%) of the Premises, without regard to the term of such subletting, or (y) the space that Lessee proposes to sublet is equal to or greater than fifty percent (50%) of the Premises and the term of such subletting (including renewal options, if any) is to expire at any time prior to the last twelve (12) months of the Term or the Extension Term (as hereinafter defined).

         b. In the event that Lessor elects not to recapture this Lease or sublease the Premises as hereinabove provided, Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed on the basis of the following terms and conditions:

                  i. Lessee shall provide to Lessor the name and address of the assignee or sublessee.

                  ii. The assignee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Lessor within ten (10) business days of its execution. Any sublease shall expressly acknowledge that sublessee's rights against Lessor shall be no greater than those of Lessee. Lessee further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article 8.

                  iii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Lessee under this Lease, after the expiration of the applicable notice and cure periods, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such sublessee shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not: (1) be liable for any previous act or omission of Lessee under such sublease; or (2) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublessee to which Lessor has not specifically consented in writing or by any previous prepayment of more than one (1) month's rent.

                  iv. Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified; provided, however, that Lessee shall have no liability during any extension to the Term beyond twenty-two (22) years from the Commencement Date, unless the assignee is an Affiliate of Lessee, or for any property other than the Building.

                  v. Lessee shall promptly pay to Lessor, fifty percent (50%) of any consideration received for any assignment (excluding goodwill and purchase price of stock or business/assets) and/or fifty percent (50%) of the rent, as and when received, in excess of the rent required to be paid by Lessee for the area sublet computed on the basis of an average square foot rent for the gross square footage Lessee has leased, after first deducting on a ratable basis over the term of any sublease or the remaining Term of this Lease, all reasonable costs and expenses incurred by Lessee (including, without limitation, brokerage fees, attorney's fees, advertising costs, rent concessions, work and improvement allowances) and Lessee's unamortized costs of any alterations and improvements to the Premises made by Lessee. Any consideration for this Lease reasonably allocated to Lessee's furniture, fixtures and equipment may be retained by Lessee in its entirety.

                  vi. In any event, the acceptance by Lessor of any rent from the assignee or from any sublessee or the failure of Lessor to insist upon the strict performance of any of the terms, conditions and covenants herein, shall not release Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                  vii. In Lessor's reasonable judgment, the proposed assignee or sublessee is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which: (a) is in keeping with the then standard of the Building; and
                           (b) is limited to the use of the Premises as set forth in the Preamble.

                  viii. The proposed assignee or sublessee shall not then be an occupant of any part of the Building or any other building then owned by Lessor or its affiliates within a three (3) mile radius of the Building, provided that Lessor has equivalent space available in the Building or in any other building then owned by Lessor or its affiliates within a three (3) mile radius of the Building.

                  ix. The proposed assignee or sublessee is not an entity or a person with whom Lessor is or has been, within the preceding three (3) month period, negotiating to lease space in the Building or any other building owned by Lessor or its affiliates within a three (3) mile radius of the Building, provided that Lessor has equivalent space then available.

                  x. There shall not be more than eight (8) sublessees, other than Affiliates of Lessee (as hereinafter defined), in the Premises.

                  xi. Lessee shall not advertise the subtenancy for less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant.

                  xii. Lessee shall not have: (a) publicly advertised the availability of the Premises without prior notice to and approval by Lessor (which approval shall not be unreasonably withheld, conditioned or delayed),; or
                           (b) listed the Premises for subletting or assignment with a broker, agent or representative who does not waive any entitlement to a commission or other fee from Lessor in the event of a recapturing of the Premises.

                  xiii. The proposed occupancy shall not, in Lessor's reasonable opinion, increase the density of population using the Premises to exceed one (1) person per one hundred (100) gross rentable square feet of space or exceed the parking allocation presently provided for in this Lease.

                  xiv. The proposed assignee or sublessee shall only use the Premises for the Permitted Use; provided, however, that such assignee or sublessee shall not use the Premises as a medical or dental treatment facility.

                  xv. The proposed assignee or sublessee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of, the state courts of New Jersey.

                  xvi. Lessor shall require a FIVE HUNDRED AND 00/100 DOLLAR ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto, plus reasonable attorney's fees if Lessee prevails. Lessee's waiver as to no other claims or causes of action as a result of Lessor's actions in refusing to consent hereunder shall not apply if it is judicially determined that Lessor acted in bad faith or maliciously with respect to its refusal to consent hereunder. The parties agree that the question of Lessor's reasonableness in refusing to consent hereunder may be submitted to expedited arbitration in accordance with the rules of the office of the American Arbitration Association (or any successor) nearest to the Building.

                  xvii. Within thirty (30) days after Lessor receives Lessee's notice requesting Lessor's consent to a specific subletting or assignment, Lessor shall notify Lessee whether it consents to such subletting or assignment. If Lessor denies Lessee's request for consent to a specific subletting or assignment, Lessor shall specify in writing, the reason(s) therefor. If Lessor fails to respond within such thirty (30) day period, Lessee may send Lessor a second notice which notice shall provide in capitalized and bold type letters that Lessor's failure to respond to such request within five (5) business days shall be deemed Lessor's consent to such subletting or assignment, and if Lessor fails to respond to such request within five (5) business days after Lessor's receipt of such second notice, Lessor shall be deemed to have consented to such subletting or assignment.

         c. If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Section a. shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of "control" (as hereinafter defined) of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease. The provisions of clauses (a) and
                  (b) of this Article shall not apply to transactions entered into by Lessee with: (i) a Lessee Affiliate (as hereinafter defined); or (ii) a corporation into or with which Lessee is merged or consolidated, or with an entity to which all or substantially all of Lessee's business/assets are transferred or to any sale of all or substantially all of Lessee's stock, or a transfer of all or substantially all of partnership or membership interests, provided (a) Lessee is not then in monetary default under this Lease, or in materially non-monetary default under this Lease, after the expiration of the applicable notice and cure periods, (b) in the case of clause (ii) above, such merger, consolidation or transfer of business/assets, sale of stock or transfer of partnership or membership interests is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (c) in the case of clause (ii) above, the assignee or successor entity has a net worth as evidenced by financial statements delivered to Lessor and certified by an independent certified public accountant in accordance with generally accepted accounting practices consistently applied ("Net Worth") after such merger, consolidation or acquisition and assumption equal to or greater than the Net Worth of Lessee on the date hereof. Lessee shall deliver to Lessor proof reasonably satisfactory as to Lessee's Net Worth within ten (10) days prior to the effective date of the transaction. In determining the Net Worth of the assignee or successor for purposes of this Section, Lessee may, at its option, include the Net Worth of any surviving predecessor Lessee continuing to have liability on or under this Lease and/or any guarantor of Lessee's obligations under this Lease. A "Lessee Affiliate" or "Affiliate of Lessee" means a corporation or other entity controlled by, controlling or under common control with Lessee. As used in this Lease, the terms "control", "controlled by" or "under common control with" shall mean ownership of (x) more than fifty percent (50%) of the outstanding voting stock of a corporation (or other majority equity and control interest if not a corporation), and (y) the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract. Lessee may sublet all or any portion of the Premises or assign this Lease to an Affiliate of Lessee without Lessor's consent or recapture rights, provided that Lessee shall continue to be liable under this Lease.

                  Notwithstanding anything contained herein, Lessee shall have the right, without being required to obtain the consent of Lessor or being subject to Lessor's recapture rights hereunder, to permit portions of the Premises to be used under so called "desk sharing" arrangements by persons or entities which are an Affiliate of Lessee (any such person or entity, a "User"), and which User shall only use desk space in the Premises for the purposes permitted by this Lease, and subject to and in compliance with the following terms and conditions:

                  (1)      A User shall have no rights under this Lease;

                  (2) no separate entrances to the Premises from public areas shall be constructed to access the space used by any User;

                  (3) any breach or violation of this Lease by a User shall be deemed to be and shall constitute a default by Lessee under this Lease, and any act or omission of a User shall be deemed to be and shall constitute the act or omission of Lessee under this Lease;

                  (4) the right of a User to occupy a portion of the Premises shall not be deemed to be an assignment of, or sublease under, this Lease and any occupancy of the Premises shall automatically terminate upon expiration or earlier termination of this Lease;

                  (5) Lessee hereby indemnifies and holds harmless Lessor, any lessor and any mortgagee against loss, claim or damage (excluding consequential) arising from the acts or omission of any User; and

                  (6) no User shall be entitled, directly or indirectly, to diplomatic or sovereign immunity, and each User shall be subject to the service of process at and the jurisdiction of the courts of, the State of New Jersey.

                  The provisions herein restricting transfers of Lessee's stock shall not apply to any stock transfers among the existing shareholders of Lessee or their immediate family members by reason of estate planning, inheritance, gift , devise, bequest or otherwise, provided that the Net Worth of Lessee shall remain unchanged as a result of such transfer(s).

         d. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity, "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction, a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as Grantor thereof shall accept upon such Disposition to such other person, firm, or entity, and as to each such Disposition, Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition as set forth herein.

                  Lessor shall have thirty (30) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor, but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity, but any decrease in price of more than five percent (5%) of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

         e. Without limiting any of the provisions of Articles 12 and 13 hereof, if pursuant to the Federal Bankruptcy Code ( "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for the Security Deposit in Article 16 hereof.

         f. Except as specifically set forth herein, no portion of the Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of Lessee, nor shall Lessee pledge its interest in this Lease or in any Security Deposit required hereunder.

9.       COMPLIANCE WITH RULES AND REGULATIONS:

         Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof, and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to Lessee, for the safety, care and cleanliness of the Building, and the comfort, quiet and convenience of other occupants of the Building, if any. Lessor agrees to enforce each rule and regulation in a uniform and nondiscriminatory manner. Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

10.      DAMAGE TO BUILDING:

         If the Building or the parking area(s) servicing the Building is damaged by fire or any other cause to such extent the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the thirtieth (30th) day following the date of damage, give Lessee a notice of election to terminate this Lease (provided that Lessor shall not discriminate against Lessee in its decision to terminate this Lease), or if the cost of restoration will equal or exceed fifty percent (50%) of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, or if restoration of the damage will require more than nine (9) months to complete based upon Lessor's estimate or that of its architect/engineer (a copy of which shall be delivered by Lessor to Lessee within thirty (30) days after the date of such damage), or if such damage is not fully repaired and reasonable access to the Premises restored within nine (9) months from the date of damage, then, in any such event Lessee may, no later than the thirtieth (30th) day following the date of damage or following the end of said nine (9) month period, give Lessor a notice of election to terminate this Lease. In either of said events, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent and any Additional Rent, shall be apportioned as of the date of said surrender, and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee (such obligation to survive the termination of this Lease). If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness and Lessee shall have no right to terminate this Lease, except as set forth above. The time period set forth above for completion of the restoration shall be extended for a period not to exceed ninety (90) days for Force Majeure (as hereinafter defined). Lessor need not restore fixtures and improvements owned by Lessee; provided, however, that any improvements that were installed by Lessee and became the property of Lessor upon installation pursuant to the terms of this Lease, shall be insured by Lessor and restored by Lessor pursuant to the terms and provisions hereof. Notwithstanding anything to the contrary contained herein, if more than twenty-five percent (25%) of the Premises shall be rendered untenantable for the normal conduct of Lessee's business as a result of a fire or casualty during the last twelve (12) months of the Term, then the terms and conditions of this Article 10 shall continue to control and be binding upon Lessor and Lessee except that: (i) Lessee shall have the right to terminate this Lease by giving notice to Lessor in accordance with this Article 10 if Lessor's estimated time of restoration provides that the substantial completion of the repairs of the Premises which are Lessor's responsibility will take longer than one hundred twenty (120) days from the date of the casualty; and (ii) the time period during which Lessor shall substantially complete the restoration shall be the later of (x) the date specified in Lessor's estimate and (y) one hundred twenty (120) days after the date of such casualty, as either such date may be extended for a period not to exceed thirty (30) days for Force Majeure.

         In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent and Additional Rent, and an equitable adjustment in the Base Period Costs as established in the Preamble, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this
         Article 10 shall include repairs. If the damage results from the gross negligence or willful misconduct of Lessee, Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent, except to the extent of any rent insurance received by Lessor.

11.      EMINENT DOMAIN:

         If Lessee's use of the Premises is materially affected due to the taking by eminent domain of: (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building (including the parking area(s) servicing the Building), then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, shall be repaid to Lessee (such obligation to survive the termination of this Lease). Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become Lessor's property, and for moving expenses, provided the same shall, in no way, affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent and Additional Rent, and an equitable reduction of the Base Period Costs as established in the Preamble depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

12.      INSOLVENCY OF LESSEE:

         Either: (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee; or (b) a general assignment by Lessee for the benefit of creditors; or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof.

13.      LESSOR'S REMEDIES ON DEFAULT:

         If Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Fixed Basic Rent or Additional Rent default within ten (10) days or other default within thirty (30) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days' notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Premises shall cease but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Articles 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. Lessee shall pay to Lessor, within thirty (30) days after demand and delivery of reasonable documentation therefor, such actual out-of-pocket reasonable expenses as Lessor may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in enforcing the performance of any obligation of Lessee under this Lease. Notwithstanding anything contained herein, Lessee's vacating of the Premises shall not be deemed a default of this Lease, if Lessee submits to Lessor then current financial statements, certified by Lessee's chief financial officer or a certified public accountant, evidencing to Lessor's reasonable satisfaction, that Lessee has the financial resources to meet its obligations under this Lease.

14.      DEFICIENCY:

         In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof, as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original Expiration Date of this Lease, at Lessor's option and receive the rent therefor. Rent so received shall be applied first to the payment of such actual out-of-pocket reasonable expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the reasonable costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent from the date of such default to the date of expiration of the Term hereof and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, received by Lessor during the remainder of the unexpired Term hereof, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the Fixed Basic Rent and Additional Rent herein reserved, and such occupancy shall not be construed as a release of Lessee's liability hereunder.

         Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of expiration of the original Term hereof, and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Lessor upon such recovery of possession of the Premises by Lessor and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due, and the fair and reasonable rental value of the Premises for the period for which such installment was payable, shall be discounted to the date of such default at the rate of six percent (6%) per annum.

         Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force. In addition, in the event of a default which results in Lessor recovering possession of the Premises, Lessor shall be under a duty only to make reasonable efforts to relet the Premises to the extent Lessor does not have other space available for lease within a three (3) mile radius of the Building, in order to mitigate Lessee's damages as provided for in this Article.

         Lessor's remedies hereunder are in addition to any remedy allowed by law.

         Lessor agrees to subordinate its right of distraint on Lessee's furniture, fixtures and equipment to any institutional lender of Lessee. For purposes hereof, an "institutional lender" shall mean a bank, trust company, life insurance company or similar lending institution in the business of providing commercial loans.

15.      SUBORDINATION OF LEASE:

         This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed, provided that Lessor shall obtain a non-disturbance agreement from the holder of any such underlying lease, mortgage or trust deed. Any expenses charged by the mortgagee in connection with the obtaining of the aforesaid agreement shall be paid by Lessor. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be reasonably desired by the holders of said mortgages or trust deed or by any of the lessor's under such underlying leases. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

         Lessor represents that there is currently a mortgage encumbering the Building and no underlying lease encumbering the Building.

16.      INTENTIONALLY OMITTED:

17.      RIGHT TO CURE LESSEE'S BREACH:

         If Lessee breaches any covenant or condition of this Lease, Lessor may, after the expiration of the applicable notice and cure periods (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the actual out-of-pocket reasonable amount of all expenses, including reasonable attorney's fees, incurred by Lessor in so

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

         doing (whether paid by Lessor or not) shall be deemed Additional Rent payable within thirty (30) days after written demand from Lessor, together with supporting documentation.

18.      CONSTRUCTION LIENS:

         Lessee shall, within thirty (30) days after notice from Lessor, discharge or satisfy by payment, bonding or otherwise, any construction liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

19.      RIGHT TO INSPECT AND REPAIR:

         Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the Building, as Lessor deems reasonably necessary or desirable. Provided that Lessor uses diligence, temporarily partitions any work area, repairs any damage to the Premises and makes reasonable efforts to minimize interference with Lessee's quiet enjoyment of the Premises in the first instance, and provided any additions or replacements are permanently boxed in and do no reduce the square footage of the Premises except to a de minimis extent, Lessee shall have no claims or cause of action against Lessor by reason thereof. Lessor need not notify Lessee for ordinary, routine work and maintenance to be performed by Lessor at the Building on a regular basis; provided, however, Lessor shall give Lessee reasonable notice (which notice may be oral) prior to Lessor's performance of any extraordinary work or maintenance in the Building. In any event, Lessor and Lessee shall cooperate with each other to establish reasonable standards for Lessor's access to the Premises and the Building. In no event shall Lessee have any claim against Lessor for interruption of Lessee's business, however occurring, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof.

20.      SERVICES TO BE PROVIDED BY LESSOR;LESSOR'S EXCULPATION:

         Subject to intervening laws, ordinances, regulations and executive orders, Lessor agrees to furnish, except on holidays, as set forth on Exhibit E attached hereto and made a part hereof:

         a. The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated, consistent with a first-class office building. Such cleaning to be performed during non-Building Hours. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee. Lessee shall have the right to request that the cleaning specifications for the Premises be modified and in such event Lessee shall pay, as Additional Rent, the increased cost for such modified cleaning services. Lessee shall also have the right, at its option, at Lessee's sole cost and expense, to elect to have the Premises cleaned by a contractor selected by Lessee, subject to Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Said contractor shall comply with reasonable requirements imposed by Lessor, including furnishing and maintaining insurance reasonably required by Lessor. In the event Lessee so elects, from and after the date said cleaning contractor commences cleaning the Premises, Lessor shall have no further obligation to provide cleaning services pursuant to Exhibit D, and Lessor shall pay to Lessee an amount equal to $.61 per rentable square foot per annum. Such payment shall be made monthly in advance on the first day of each month. If Lessor fails to pay such amount to Lessee within thirty (30) days after notice to Lessor, Lessee may send Lessor a second notice, which notice shall provide in capitalized and bold type letters that, if Lessor fails to pay such amount within five (5) business days after Lessor's receipt of such second notice, then Lessee may set off, deduct and recoup such amount from the Fixed Basic Rent payable by Lessee hereunder.

         b. Heating, ventilating and air conditioning ("HVAC") as appropriate for the season, and as set forth on Exhibit C-1 attached hereto and made a part hereof, subject to Article 51 hereof.

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

         c. Cold and hot water for drinking, cleaning, lavatory, pantry, cafeteria (provided that Lessee, at its sole cost and expense, shall be responsible for the installation of drains and traps particular to cafeteria use) and fitness center/gym purposes.

         d. Elevator service twenty-four (24) hours per day, seven (7) days per week, except in the case of an emergency or when work is being performed in the Building by Lessor.

         e.       Intentionally omitted.

         f. Snow removal and landscaping as reasonably necessary, consistent with a first-class office building.

         g. Notwithstanding the requirements of Exhibit C-1 (as to HVAC) or Exhibit D or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure (as hereinafter defined). Lessor shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishing of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring, except as otherwise provided herein.

         h. To the extent permitted by law, Lessor shall provide twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year access to the Premises, the Building, the Office Building Area, the Common Facilities and the parking areas, except in the case of an emergency.

         i. Lessor shall clean the interior and exterior of the outside windows of the Premises and the atrium glass at least two (2) times per year.

21.      INTERRUPTION OF SERVICES OR USE:

         Notwithstanding anything to the contrary contained herein, interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure (as hereinafter defined) shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of three (3) consecutive business days, by: (i) the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees; or (ii) the failure of Lessor to provide any services required to be provided by Lessor hereunder, there shall be a proportionate abatement of Fixed Basic Rent and Additional Rent payable by Lessee pursuant to Article 23 hereof from and after said third (3rd) consecutive business day and continuing for the period of such untenantability. In no event, shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure. Supplementing the foregoing, if the Premises are rendered untenantable for a period of more than ten (10) days during a calendar year, and the Premises are again rendered untenantable for the same reason (other than Force Majeure or misuse or neglect by Lessee, its agents, servants, visitors or licensees) during such calendar year, then Lessee shall be entitled to an abatement of Fixed Basic Rent and Additional Rent payable by Lessee pursuant to Article 23 hereof from the first (1st) day that the Premises were again rendered untenantable.

22.      UTILITIES:

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

         Lessor shall cause all utilities (i.e., electricity, gas, sewer, water, etc.) (collectively, "utilities") to be supplied to the Premises, the Building and the Office Building Area, and to permit Lessee to receive utilities for Lessee's use of the heating, ventilation and air conditioning ("HVAC") system ("Building Standard Utility Service"). Upon the earlier of (i) June 1, 2003; or (ii) the date Lessee or anyone claiming under or through Lessee shall occupy the Premises for the conduct of business, Lessee shall obtain and pay for Lessee's separate supply of such utilities by direct application to, and arrangement with, the public utility companies servicing the Building. Lessor or the applicable public utility company shall provide such meters used to measure such utilities service. Lessee shall pay all charges with respect to consumption of utilities directly to the public utility companies servicing the Building. If, pursuant to a legal requirement or the policies or operating practices of the public utility company servicing the Building, Lessee is no longer permitted to obtain utilities directly from the public utility company, Lessor will furnish utilities to the Premises, the Building and the Office Building Area as measured by the meter(s), at utility rates at which Lessor is paying for such utilities for the Building (i.e., no "mark up"). Lessee shall defend, indemnify and hold harmless Lessor from all liability, damages (excluding consequential), costs, fees, expenses, penalties and charges (including, but not limited to, reasonable attorney's fees and disbursements) incurred in connection with: (i) Lessee's failure to pay for any utilities provided to Lessee hereunder; or (ii) misuse or neglect by Lessee of the meters(s) and equipment supplying the utilities. In no event shall Lessor have any liability for its failure to provide any service required to be provided by Lessor hereunder, if such failure is caused by: (a) Lessee's failure to pay for any utilities or (b) any act or omission of Lessee, its agents, employees, contractors or invitees.

         a. Lessee's use of electric current in the Premises, the Building and the Office Building Area shall not exceed the capacity of any electrical conductors and equipment in or otherwise serving the Premises, the Building and the Office Building Area.

         b. Lessee shall not, without the prior consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, make or perform or permit any alteration to wiring installations (other than telephone, computer, data and telecommunications wiring and/or cabling) or other electrical facilities for the supply of electric current located in or serving the Premises, the Building and the Office Building Area. If Lessor grants such consent, all additional conduit, feeders and wiring and other equipment or other facilities required therefor shall be provided and/or installed by Lessor and the actual out-of-pocket reasonable cost thereof shall be paid by Lessee as Additional Rent, within thirty (30) days after demand therefor and delivery to Lessee of reasonable documentation therefor.

         c. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of utilities available for redistribution to the Premises, the Building or the Office Building Area pursuant to this Article nor for any interruption in the supply, unless caused by the willful misconduct of Lessor, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement ofFixed Basic Rent and Additional Rent. In no event shall Lessor be liable for any business interruption suffered by Lessee.

         d. Lessor, at Lessee's expense, and at Lessee's option, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises, provided the cost thereof is commercially competitive. Lessee, however, shall have the right to furnish and/or install any or all of the items mentioned in this Article 22(d).

23.      ADDITIONAL RENT:

         It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Article 3 hereof, Additional Rent to cover Lessee's Percentage as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs" (as defined in the Preamble).

         a. OPERATING COST ESCALATION -- If the Operating Costs incurred for the Building in which the Premises are located and the Office Building Area for any Lease Year (as hereinafter defined) or Partial Lease Year (as hereinafter defined) during the Term, shall be greater than the Base Operating Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall mean any and all costs and expenses paid by Lessor for the repair, maintenance, operation and management of the Building in a first- class manner, and shall include, by way of illustration and not of limitation: cleaning as set forth in Exhibit D; personal property taxes; management fees in an amount not to exceed the management fees incurred by comparable owners of comparable buildings in Bergen County, New Jersey; labor, including all wages and salaries for employees of Lessor at the grade of Property Manager and below; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); trash removal; lawn care; snow removal; and all other items properly constituting direct operating costs according to standard accounting practices (collectively, "Operating Costs"), but not including any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area, or those which under generally applied real estate practice are expensed or regarded as deferred expenses or are required under any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation hereafter adopted, in which event the costs thereof shall be included to the extent as hereinafter set forth. Notwithstanding anything herein to the contrary, any additional costs incurred by Lessor during the 2004 calendar year by reason of Lessor or any of its vendors entering into new labor contracts or renewals or modifications of existing labor contracts, shall not be included in Base Operating Costs. The Base Operating Costs shall be as defined in the Preamble. The Base Operating Costs shall include $.61 per gross rentable square foot of the Premises for the cleaning component of Operating Costs. If Lessee elects to perform its own cleaning services pursuant to Section 20a. hereof, the Base Operating Costs and Operating Costs for each year thereafter shall continue to include $.61 per gross rentable square foot of the Premises. Notwithstanding anything hereinabove to the contrary, Operating Expenses shall exclude the following:

                           (1) Lessor's gross receipts taxes, special assessments, franchise, income, excess profits and other business taxes;

                           (2) rentals or increases in rentals from any ground lease, if any, that affects the Building or the Office Building Area;

                           (3) consulting costs and expenses paid by Lessor unless they relate exclusively to the improved management or operation of the Building or the Office Building Area;

                           (4) the cost of any "tap fees" or one time sewer or water connection fees for the Building or the Office Building Area;

                           (5) the cost of repair or replacement for any item covered by a warranty in favor of Lessor;

                           (6) the cost of tools, equipment and material used in the rehabilitation of the Building or the Office Building Area;

                           (7) costs directly resulting from the gross negligence or willful misconduct of Lessor or its agents, contractors or employees;

                           (8) costs for which Lessor is reimbursed (or has a contractual right to be reimbursed) by any insurance or from any other source, refunded or indemnified;

                           (9) leasing commissions, legal fees and other expenses incurred by Lessor or its agents in connection with the procurement of, or negotiations or disputes with lessees or prospective lessees for the Building;

                           (10) costs or expenses associated with the enforcement of any leases by Lessor;

                           (11) costs or fees relating to the defense of Lessor's title to or interest in the real estate of which the Building is a part;

                           (12) costs incurred by Lessor in connection with the construction of the Building and related facilities;

                           (13) expenses for the correction of defects in Lessor's construction of the Building;

                           (14) any costs or expense relating to Lessor's obligations under any workletter to construct lessee improvements, including Lessor's Work;

                           (15) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating space for any lessee or prospective lessee in the Building;

                           (16) costs for renovating or improving vacant or unleased space in the Building (including rent concessions and improvement allowances);

                           (17) Lessor's costs of any services sold or provided to a lessee for which Lessor is entitled to be reimbursed by such lessee under the lease with such lessee (e.g., overtime services);

                           (18) depreciation or other "non-cash" expense items;

                           (19) expenses in connection with services or other benefits of a type which are not provided to Lessee but which are provided to another lessee or occupant;

                           (20) damages or costs incurred due to violation by Lessor or any lessee of the terms and conditions of any lease;

                           (21) payments for overhead and/or profit to subsidiaries or affiliates of Lessor, or to any party as a result of a non-competitive selection process, for management or other services on or to the project, or for supplies or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with Lessor on a competitive basis;

                           (22)     principal or interest on debt or
                                    amortization payments on any mortgages or deeds of trust for the Building or the Office Building Area;

                           (23) Lessor's general corporate overhead and general administrative expenses;

                           (24) any compensation paid to clerks, attendants or other persons working in or managing commercial concessions operated by Lessor;

                           (25) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be a capital nature, except
                                    (i) such expenses shall be included in
                                    Operating Costs to the extent the cost for such equipment would have been included therein had the equipment been purchased, and (ii) for equipment which is used in providing janitorial services and which is not affixed to the Building or the Office Building Area;

                           (26) all items and services for which Lessee reimburses Lessor or pays third parties or which Lessor provides selectively to one or more lessees or occupants of the Building or the Office Building Area (other than Lessee) without reimbursement or payment;

                           (27) any expense for Lessor's advertising and promotional program for the Building;

                           (28) repairs or other work caused by fire, windstorm or other casualty;

                           (29) repairs or other work made necessary by the exercise of eminent domain or condemnation;

                           (30) costs attributable to another property of Lessor;

                           (31) costs incurred with respect to any sale, financing/refinancing or other transfer of the Building or the Office Building Area, or Lessor's interest therein;

                           (32)     costs of maintaining Lessor's corporate
                                    existence;

                           (33)     attorney's fees and disbursements;

                           (34)     rent concessions;

                           (35) bad debt loss, rent losses and reserves for bad debts or rent losses;

                           (36) fines, penalties, interest and other costs resulting directly from violations by Lessor or its agents, contractors, employees or other lessees, if any;

                           (37) costs to comply with Environmental Laws enacted prior to the date hereof;

                           (38)     Real Estate Taxes (as hereinafter defined);

                           (39) sculpture, paintings and art (but not maintenance of, or security for, such items);

                           (40)     charitable and political contributions;

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

                           (41)     rent or imputed rent for on-site
                                    management/leasing office;

                           (42)     purchasing air rights; and

                           (43) the costs incurred by Lessor in providing the valet/attendant parking as provided in
                                    Article 53 hereof.

                  If any repair, replacement or improvement within the definition of Operating Costs is capitalized under generally accepted accounting principles, then: (A) the cost of any such repair, replacement or improvement shall only be included in Operating Costs if such repair, replacement or improvement (i) is necessary to comply with any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation, which is enacted or promulgated after the date hereof, (ii) is reasonably intended to reduce Operating Costs, or (iii) constitutes a replacement which in Lessor's reasonable judgment is economically prudent to make in lieu of repairs; (B) the cost thereof shall be amortized on a straight-line basis over the useful life of such repair; and
                  (C) there shall be included in Operating Costs in each Lease Year such portion of the amortization period which occurs during the Term; provided, however, that all amounts thereof included in Operating Costs in any Lease Year subsequent to the year paid shall have added thereto interest (at the rate equal to two (2) percentage points in excess of the prime rate as established by Chase Manhattan Bank, or its successor) from the date Lessor incurred such cost.

                  It is understood that Operating Costs shall be reduced by all cash discounts, trade discounts or quantity discounts received by Lessor in the purchase of any goods, utilities or services in connection with the operation of the Building. Lessor shall make payments for goods, utilities and services in a timely manner to obtain the maximum possible discount.

                  In the calculation of Operating Costs, it is understood that no expense shall be charged more than once.

                  Notwithstanding anything contained herein to the contrary, any costs and expenses incurred by Lessor in maintaining the existing roof on the Building shall be excluded from Operating Costs. The costs incurred by Lessor in replacing the existing roof shall be excluded from Operating Costs. If Lessor replaces the roof on the Building and Lessor obtains a fifteen
                  (15) year warranty from the roofing contractor, then the reasonable and customary costs and expenses in maintaining and inspecting the new roof shall be included in Operating Costs.

                  Lessor shall obtain a ten (10) year warranty on the waterproofing of the roof planters on the Building. The cost of waterproofing the roof planters shall not be included in Operating Costs, but the reasonable and customary costs and expenses in maintaining and inspecting the planters shall be included in Operating Costs.

         b. FUEL, UTILITIES AND ELECTRIC COST ESCALATION ("Utility and Energy Costs") -- Intentionally omitted.

         c. TAX ESCALATION -- If the Real Estate Taxes for the Building and the Office Building Area at which the Premises are located for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage (as hereinafter defined), of such excess Real Estate Taxes.

                  As used in this Article 23(c), the words and terms which follow mean and include the following:

                  i. "Base Real Estate Taxes" shall be as defined in the Preamble.

                           If Lessor obtains a reduction in Base Real Estate Taxes, Base Real Estate Taxes shall be reduced (such reduction to include the actual out-of-pocket reasonable expenses incurred by Lessor in obtaining such reduction, including legal, appraisers' and consultants' fees, provided that the expenses incurred in obtaining the reduction shall not exceed the amount of the reduction), prior Real Estate Tax escalation payments (if any) by Lessee shall be recalculated and Lessee shall pay Lessor Lessee's Percentage of the increased amount of Real Estate Tax escalation payments for each prior Lease Year. Lessee's payment under this paragraph shall be made within thirty (30) days after Lessor's billing therefor. Notwithstanding the foregoing, Lessor shall have a one-time right to reduce Base Real Estate Taxes, provided that Lessor shall have no right to reduce Base Real Estate Taxes after December 31, 2005.

                  ii. "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and the Office Building Area, or upon the rent, as such, payable to Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or charges levied, imposed or assessed against the Building and the Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. Real Estate Taxes shall be determined as if the Building were the sole asset of Lessor, and assessments payable in installments shall be included in Real Estate Taxes for a Lease Year only to the extent of the installments payable during that Lease Year. Lessor will timely pay all Real Estate Taxes in the maximum number of installments permitted by law. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute Real Estate Taxes, such franchise, income or profit tax shall be deemed to be Real Estate Taxes for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, Real Estate Taxes as hereinbefore provided) shall not be deemed Real Estate Taxes for the purposes hereof. Real Estate Taxes shall not include:

                                    (1)      inheritance taxes;

                                    (2)      gift taxes;

                                    (3)      transfer taxes;

                                    (4)      franchise taxes;

                                    (5)      excise taxes;

                                    (6)      income taxes (gross or net);

                                    (7)      profit taxes;

                                    (8)      capital levies/stock taxes;

                                    (9)      late charges, interest and
                                             penalties;

                                    (10)     increases in taxes resulting from
                                             financing/refinancing or a sale or
                                             transfer of ownership of the
                                             Building or the Office Building
                                             Area or any interest therein;

                                    (11)     estate taxes;

                                    (12)     gains taxes;

                                    (13)     unincorporated business taxes;

                                    (14)     rent taxes;

                                    (15)     assessments in connection with
                                             original site plans;

                                    (16)     assessments levied against another
                                             lessee due to improvements made by
                                             such lessee;

                                    (17)     succession taxes; and

                                    (18)     increases due to additions to the
                                             Building or the Office Building
                                             Area for the sole benefit of
                                             Lessor.

                  Lessor represents that: (i) the Building is assessed as a fully completed building; (ii) the Building is not in a business improvement district or economic redevelopment zone;
                  (iii) there are no abatements/exemptions currently in effect; and (iv) there are no special or other assessments currently in effect.

                  If Lessor elects not to contest Real Estate Taxes for any Lease Year, Lessee may request that Lessor contest Real Estate Taxes for such Lease Year, provided that Lessor shall have no obligation to do so. If Lessor elects not to contest Real Estate Taxes after Lessee has requested Lessor to do so, Lessee shall have the right to contest Real Estate Taxes, at its sole cost and expense, provided that Lessee shall give Lessor not less than fifteen (15) days notice of its intention to do so. Lessor shall cooperate with Lessee in Lessee's contest of Real Estate Taxes, provided that Lessor shall have no obligation to expend any monies in connection therewith.

         d. INSURANCE COST ESCALATION - If the Insurance Costs for the Building and the Office Building Area for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Base Insurance Expenses (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage of such excess Insurance Costs.

                  As used in this Article 23(d), the words and terms which follow mean and include the following:

                  i. "Base Insurance Expenses" shall be as defined in the Preamble.

                  ii. "Insurance Costs" shall mean all fire and other insurance costs incurred by Lessor in connection with its operation and maintenance of the Building and the Office Building Area, for any Lease Year or Partial Lease Year, during the Term, not in excess of that maintained by comparable owners of comparable buildings in Bergen County and commercially competitive.

         e. LEASE YEAR -- As used in this Article 23, Lease Year shall mean a calendar year. Any portion of the Term which is less than a Lease Year as hereinbefore defined, that is, from the Commencement Date through the following December 31, and from the last January 1, falling within the Term to the end of the Term, shall be deemed a "Partial Lease Year". Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

         f. PAYMENT -- At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage with respect to each of the categories as estimated for the next twelve (12) month period (or proportionate part thereof if the last period prior to the expiration of this Lease is less than twelve (12) months) as then known to Lessor, and thereafter, Lessee shall pay as Additional Rent, Lessee's Percentage of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor (but no more often than four
                  (4) times per year) as additional costs are incurred), in equal monthly installments, such new rates being applied to any months, for which the Additional Rent shall have already been paid which are affected by the Operating Cost Escalation, Tax Escalation Costs and/or Insurance Cost Escalation, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year (or Partial Lease Year, if the last period prior to the termination of this Lease is less than twelve (12) months).

                  In the event the last period prior to the termination of this Lease is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

         g. BOOKS AND REPORTS -- For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating Costs, Real Estate Taxes and Insurance Costs have, in fact, been paid or incurred. Lessee's representatives shall mean only: (i) Lessee's employees; or
                  (ii) a Certified Public Accounting firm, and neither Lessee's employees nor any Certified Public Accounting firm shall be permitted to (A) perform such inspection and/or audit on a contingency basis, or (B) perform such an inspection and/or audit for any other lessee in the Building. At Lessor's request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor prior to any examination of Lessor's books and records. In the event Lessee disputes any one or more of said charges, Lessee shall attempt to resolve such dispute with Lessor, provided that if such dispute shall not be satisfactorily settled between Lessor and Lessee, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration Association (or successor thereto) may be asked by either party to select an arbitrator, whose decision of the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Lessee shall pay to Lessor the sum so billed by Lessor under protest and without prejudice subject to its ultimate resolution as aforesaid. If, based upon Lessee's inspection, it is determined (either by agreement of the parties or by a final unappealable arbitration award) that based upon Lessor's books and records for Operating Costs, Real Estate Taxes and/or Insurance Costs for any Lease Year, the sums paid by Lessee hereunder in such Lease Year exceeded Lessee's actual Operating Costs, Real Estate Taxes and/or Insurance Costs for such Lease Year by more than five percent (5%), then Landlord will reimburse Tenant for the reasonable costs it incurred to outside, independent auditors to conduct such inspection. Such reimbursement shall be made within thirty (30) days after demand based upon reasonable substantiation by Lessee of such costs. If Lessee is entitled to a refund on account of any overpayment, then, at Lessor's option, the overpayment shall be either refunded directly to Lessee or applied against future payment(s) of Additional Rent. Lessor's obligation to reimburse Lessee hereunder shall survive the expiration or earlier termination of this Lease.

         h. RIGHT OF REVIEW -- Once Lessor shall have finally determined Operating Costs, Real Estate Taxes and Insurance Costs, at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of nine (9) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said nine (9) month period.

         i. OCCUPANCY ADJUSTMENT -- If, with respect to the Operating Cost Escalation, the Building is less than one hundred percent (100%) leased during the establishment of the respective Base Periods, then the Base Costs incurred with respect to said Operating Costs shall be adjusted during any such period within the Base Period so as to reflect one hundred percent (100%) leasing. Similarly, if during any Lease Year or Partial Lease Year, subsequent to the Base Period the Building is less than one hundred percent (100%) leased, then the actual costs incurred for Operating Costs shall be increased during any such period to reflect one hundred percent (100%) leasing so that at all times after the Base Period the Operating Costs shall be actual costs, but in the event less than one hundred percent (100%) of the Building is leased during all or part of the Lease Year involved, the Operating Costs shall not be less than that which would have been incurred had one hundred percent (100%) of the Building been leased. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.

24.      ESTOPPEL:

         Lessee shall, from time to time, on not less that ten (10) business days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rent has been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Article 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee shall also execute and deliver the form "Lessee Estoppel Certificate" attached hereto and made a part hereof as Exhibit F.

         Upon Lessee's request, Lessor shall deliver an estoppel certificate to Lessee certifying the foregoing, mutatis mutandis.

25.      HOLDOVER TENANCY:

         a. If Lessee holds possession of the Premises after the Expiration Date of this Lease, Lessee shall: (i) become a lessee from month-to-month under the provisions herein provided, but at one hundred fifty percent (150%) of the monthly Fixed Basic Rental for the last month of the Term, plus the Additional Rent, for the first (1st) month of Lessee's holding over and two hundred percent (200%) of the monthly Fixed Basic Rent for the last month of the Term, plus the Additional Rent, thereafter, which shall continue as provided in this Lease and which sum shall be payable in advance on the first (1st) day of each month, and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least thirty (30) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month; and (ii) indemnify Lessor against loss or liability resulting from the delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding occupant founded on such delay, provided that Lessor notifies Lessee thereof. Lessee's obligations under this Section shall survive the expiration or sooner termination of the Lease. The time limitations described in this Article 25 shall not be subject to extension for Force Majeure.

         b. Notwithstanding anything hereinabove to the contrary, Lessee shall have the one-time right to holdover in the Premises for a period of four (4) months ("Holdover Term") commencing on the day immediately following the Expiration Date. Lessee may exercise its option in respect of such holdover by giving notice of the exercise thereof to Lessor not later than nine
                  (9) months prior to the Expiration Date, TIME BEING OF THE ESSENCE in connection with the exercise of Lessee's holdover option pursuant to this Article. Such holdover shall be upon the same covenants and conditions, as herein set forth except for the Fixed Basic Rent, which shall one hundred twenty-five percent (125%) of the monthly Fixed Basic Rent for the last month of the Term, plus the Additional Rent which shall continue as provided in this Lease and which sum shall be payable in advance on the first day of each month, and without the requirement for demand, and except that Lessee shall have no further right to extend the Term of this Lease. From and after the expiration of the Holdover Term, the provisions of
                  Section 25a. hereof shall be applicable. If Lessee shall exercise its option under this Section 25b., then Lessee shall no longer have any options pursuant to Articles 55 and 56 hereof.

26.      RIGHT TO SHOW PREMISES:

         Lessor may show the Premises to prospective purchasers and mortgagees; and during the nine (9) months prior to termination of this Lease, to prospective lessees, during Building Hours on reasonable notice to Lessee. In connection with the foregoing, Lessor shall endeavor to minimize interference with Lessee's use of the Premises.

27.      LESSOR'S WORK;LESSEE'S DRAWINGS:

         Lessee shall accept the Premises "as is", except for latent and/or structural defects and except that Lessor shall perform Lessor's Work (defined in Paragraph A.1. of Exhibit C attached hereto and made a part hereof, at Lessor's sole cost and expense. Any other work, changes or improvements made to the Premises shall be performed at Lessee's expense in accordance with the terms of this Lease. Lessor's Work shall be performed at the same time Lessee is performing Lessee's Work (as defined in Exhibit C) in the Premises, and Lessee and Lessor shall coordinate the performance and scheduling of Lessor's Work and Lessee's Work so as not to interfere with each other. Lessor shall commence Lessor's Work promptly and use due diligence to complete Lessor's Work by June 30, 2003.

         Notwithstanding anything contained herein to the contrary, if Lessor shall not have substantially completed Lessor's Work on or before June 30, 2003 and provided the reason therefor has not been as a result of Lessee's act or omissions or Force Majeure, then, and in such event, Lessee shall be entitled to a credit in the amount of $2,500.00 per day against the Fixed Basic Rent payable by Lessee for the period commencing July 1, 2003 through and including the day Lessor shall have substantially completed Lessor's Work. Lessor's Work shall not include the construction of the Additional Parking (as defined in Article 53 hereof).

28.      WAIVER OF TRIAL BY JURY:

         To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

29.      LATE CHARGE:

         Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "late charge" of five percent (5%) ("Late Charge") of any installment of Fixed Basic Rent or Additional Rent paid more than five (5) business days after the due date thereof, to cover the extra expense involved in handling delinquent payments, said Late Charge to be considered Additional Rent. With respect to non-recurring Additional Rent charges under this Lease, Lessor shall not assess a Late Charge unless Lessee's payment of such non-recurring Additional Rent is paid more than five (5) business days after Lessee receives Lessor's notice that such payment was due. Notwithstanding anything in this Section to the contrary, Lessor shall waive a Late Charge one time during each Lease Year; provided, however, the installment of Fixed Basic Rent or Additional Rent so due is paid by the fifteenth (15th) day of the month. Payment received subsequent to the fifteenth (15th) of the month during these grace periods shall require a Late Charge to be reassessed and added to Lessee's obligations hereunder.

30.      LESSEE'S INSURANCE:

         a. Lessee covenants to provide, at Lessee's cost and expense, on or before the commencement of Lessee's Construction Period, and to keep in full force and effect during the entire Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows:

                  i. Commercial General Liability insurance with contractual liability endorsements with respect to the Premises and the business of Lessee under limits of liability of not less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) combined single limit per occurrence for bodily or personal injury (including death) and property damage. Such insurance may be carried: (x) under a "blanket policy" covering the Premises and other locations of Lessee, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Article 30; and (y) under a primary liability policy of not less than ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) and the balance under an "umbrella"/"excess" policy. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Lessee in compliance with this Article 30 shall not modify, reduce, limit or impair Lessee's obligations and liability under
                           Article 33 hereof.

                  ii. Fire and Extended Coverage, Vandalism, Malicious Mischief, Sprinkler Leakage and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decorations, trade fixtures, furnishings, equipment in the Premises and all contents therein. Lessor shall be responsible for insuring all alterations, additions and improvements that become Lessor's property under this Lease upon installation. Lessor shall not be liable for any damage to such property of Lessee by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused; it being understood that Lessee will look solely to its insurer for reimbursement. Lessee, at its option, may self-insure for the coverages set forth in this subparagraph (ii).

                  iii. Worker's Compensation Insurance in the minimum statutory amount covering all persons employed by Lessee.

                  iv. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by lessees in similar buildings in the area by lessees making similar uses. On or before the Commencement Date, and thereafter at Lessor's request, Lessee shall provide Lessor evidence of the insurance coverage required herein in the form of an insurance binder (countersigned by the insurer), or evidence of insurance (in form ACORD 25-S with respect to liability insurance) for each of the insurance policies Lessee is required to carry in compliance with its obligations under this Lease.

         b. All of the aforesaid insurance shall: (i) be written by one or more responsible insurance companies licensed in the State of New Jersey reasonably satisfactory to Lessor and in form reasonably satisfactory to Lessor; (ii) contain endorsements substantially as follows: "It is understood and agreed that the insurer will give to Lessor, or any successor lessor, c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey, ten (10) days' prior written notice of any material change in or cancellation of this policy."; and (iii) shall be written on an "occurrence" basis and not on a "claims made" basis. The policy referred to in subparagraph a.i. hereof shall name Lessor as an additional insured.

         c. Lessee shall be solely responsible for payment of premium and Lessor (or its designee) shall not be required to pay any premium for such insurance. Lessee shall deliver to Lessor at least fifteen (15) days prior to the expiration of such policy, a certificate; it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Term of this Lease and any other period of time during which said insurance is required. Any insurance carried by Lessee shall be in excess of and will not contribute with the insurance carried by Lessor for injuries or damage arising out of the Premises.

         d. Lessee agrees, at its own cost and expense, to comply with all rules and regulations of the National Fire Protection Association (NFPA) National Fire Code. If, at any time or from time to time, as a result of or in connection with any failure by Lessee to comply with the foregoing sentence or any act or omission by Lessee, its employees, agents, contractors or licensees, or a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Lessor), the fire insurance rate(s) applicable to the Premises shall be higher than that which would be applicable for a business office legally permitted therein, Lessee agrees that it will pay to Lessor as Additional Rent, such portion of the premiums for Lessor's fire insurance policies in force with respect to the Building attributable to such higher rate(s).

         e. Lessor makes no representation that the limits of liability specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Article 30, and in the event Lessee believes that any such insurance coverage required under this Lease is insufficient, Lessee shall provide, at is own expense, such additional insurance as Lessee deems adequate.

         f. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty: (i) Lessor, to the extent of the coverage of Lessor's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessee; and (ii) Lessee, to the extent of the coverage of Lessee's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Lessor with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessor; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of fire insurance (as the case may be) shall contain a clause or endorsement providing in substance, that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Lessor or Lessee (as the case may be) to recover thereunder. If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee (as the case may be), shall notify the party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party upon demand. In the event the party requesting their waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

         g. Should Lessee fail to maintain the insurance coverage as set forth in this Article 30, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

31.      NO OTHER REPRESENTATIONS:

         No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

32.      QUIET ENJOYMENT:

         Lessor covenants that if, and so long as, Lessee pays Fixed Basic Rent and any Additional Rent as herein provided, and performs Lessee's covenants herein, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

33.      INDEMNITY:

         Lessee shall defend, indemnify and save harmless Lessor and its agents against and from: (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its sublessees, licensees, its or their employees, agents, contractors or invitees on the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Premises by Lessee during the Term of this Lease, or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Premises, or (z) any default by Lessee under the terms, covenants and conditions of this Lease, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee, its sublessees or licensees, or its or their employees, agents, contractors or invitees; and (b) all costs, expenses and liabilities, including reasonable attorney's fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

         Lessor shall indemnify, defend and save harmless Lessee and Lessee's shareholders, officers, directors, employees, agents and contractors (collectively, "Lessee's Indemnitees") from and against: (a) any and all claims of whatever nature against Lessee and/or Lessee's Indemnitees arising from (i) any accident, injury or damage occurring within the Office Building Area or the Building but outside of the Premises where such accident, injury or damage results from the negligent or otherwise wrongful act or omission of Lessor, its agents, employees or contractors, or (ii) any default by Lessor in the performance of Lessor's obligations under this Lease; and (b) all costs, expenses and liabilities, including reasonable attorney's fees and disbursements incurred in or in connection with each such claim, action, or proceeding brought thereon. In case any action or proceeding be brought against Lessee by reason of such claim, Lessor, upon notice from Lessee, shall request or defend such action or proceeding.

34.      ARTICLE HEADINGS:

         The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

35.      APPLICABILITY TO HEIRS AND ASSIGNS:

         The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession, or a lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the lessee of the Building, or the mortgagee in possession (as the case may be), has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

36.      OUTSIDE PARKING SPACES:

         Lessee's occupancy of the Premises shall include the use of the number of outside parking spaces as set forth in the Preamble. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its sublessees, licensees, invitees, concessionaires, officers and employees. If any vehicle of Lessee, or of any sublessee, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any restricted area other than the employee parking area(s) designated therefor by Lessor, Lessee shall pay to Lessor such reasonable penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this Article 36 shall be deemed to be Additional Rent.

37.      LESSOR'S LIABILITY FOR LOSS OF PROPERTY:

         Lessor shall not be liable for any loss of property from any cause whatsoever, including, but not limited to, theft or burglary from the Premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

38.      PARTIAL INVALIDITY:

         If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.      LESSEE'S BROKER:

         Lessor and Lessee each represents and warrants to the other that Lessee's Broker (as defined in the Preamble), is the sole broker with whom each party has negotiated in bringing about this Lease (whose commission Lessor shall pay pursuant to a separate agreement), and Lessor and Lessee each agrees to indemnify and hold the other and Lessor's mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction.

40.      PERSONAL LIABILITY:

         Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include, but not be limited to, officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively, "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the "equity of Lessor in the Building and the Office Building Area" (as hereinafter defined), for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

         For purposes of the preceding sentence, "equity of Lessor in the Building and the Office Building Area" shall be deemed to include: (i) all rents, issues and profits received by Lessor (but only to the extent such rents, issues and profits are not used to pay Operating Costs of, or debt service (including principal and interest) on, the Building and the Office Building Area); (ii) "net proceeds of sale" (as hereinafter defined); and (iii) proceeds of fire and extended coverage insurance or condemnation awards received by Lessor (to the extent in excess of any restoration costs and net of all costs of obtaining such proceeds or awards), provided, in each case that Lessee (A) shall have delivered a notice to Lessor asserting a claim for a breach of Lessor's obligations under this Lease prior to the receipt by Lessor of such rent or other consideration, proceeds or awards, (B) shall have commenced an appropriate proceeding against Lessor asserting such breach within six (6) months after the date such notice was delivered to Lessor and (C) shall have obtained a final non-appealable judgment against Lessor, and Lessee shall have the right to look to such rent, consideration, proceeds or awards only as to the subject matter of such action. "Net proceeds of sale" means the proceeds received by the transferor Lessor from the sale of the Building after payment of all costs of sale and all indebtedness on the Building.

41.      NO OPTION:

         The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Lessor and Lessee.

42.      DEFINITIONS:

         a. COMMON FACILITIES -- Common Facilities shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building lessees; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time, upon reasonable prior notice to Lessee, close temporarily any Common Facilities to make repairs or changes therein, or to effect construction, repairs or changes within the Building, or to discourage non-lessee parking, and may do such other acts in and to the Common Facilities as in its reasonable judgment may be desirable to improve the convenience thereof, but shall always in connection therewith, endeavor to minimize any inconvenience to Lessee and provide comparable access, parking and visibility. Notwithstanding anything hereinabove to the contrary, so long as Lessee shall be the only lessee in the Building leasing space from Lessor (as opposed to subtenants subleasing space from Lessee), there shall be no Common Facilities in the Building; it being understood that such portion of the Building and the Office Building Area shall be deemed a part of the Premises, and Lessor shall have the same obligations that it has with respect to the balance of the Premises.

         b. FORCE MAJEURE -- Force Majeure shall mean and include those situations beyond Lessor's reasonable control, including by way of example and not by way of limitation: acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure. Any party claiming that its performance of any obligation under this Lease is delayed or excused, as the case may be, by reason of Force Majeure, shall notify the other party promptly after it has knowledge that Force Majeure has or will delay or excuse such performance.

43.      INTENTIONALLY OMITTED:

44.      NOTICES:

         Any notice, demand, request or other communication by either party to the other shall be in writing and shall be deemed to have been duly given only if: (i) delivered personally; or (ii) sent by registered mail or certified mail, return receipt requested, with postage prepaid; or (iii) sent by nationally recognized overnight delivery service, with a receipt provided therefor and charges prepaid, addressed: (a) if to Lessee, at the Building, Attention: Frederick J. Killion, Esq., Senior Vice President and General Counsel, with a copy to Cole, Schotz, Meisel, Forman & Leonard, P.A., Court Plaza North, 25 Main Street, P.O. Box 800, Hackensack, New Jersey 07602-0800, Attention: Jan Alan Lewis, Esq.; and (b) if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notices shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon receipt or rejection of receipt, or if sent by overnight delivery service, the next business day.

45.      ACCORD AND SATISFACTION:

         No payment by Lessee or receipt by Lessor of a lesser amount than the Fixed Basic Rent and Additional Rent payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

46.      EFFECT OF WAIVERS:

         No failure by Lessor or Lessee to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor or Lessee to or of any breach of any covenant, condition or duty of Lessor or Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor or Lessee, as the case may be.

47.      LEASE CONDITION:

         This Lease is expressly conditioned upon Lessor receiving the consent and approval of Lessor's mortgagee not later than ten (10) business days after execution by Lessee and delivery to Lessor. Should said consent not be received within the aforesaid time period, either party may, on notice to the other, cancel this Lease, whereupon Lessor shall return the first month's Fixed Basic Rent to Lessee, which Lessee has deposited with Lessor upon execution of this Lease, and thereafter the parties shall have no further obligations to each other with respect to this Lease.

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

48.      MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:

         Lessee agrees to give any mortgagees and/or trust deed holders, by notice, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be reasonably necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

49.      LESSOR'S RESERVED RIGHT:

         Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other lessee, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location, upon reasonable notice to Lessee, but to the extent permitted by law, Lessor shall always provide a reasonable means of access to and from the Premises and shall endeavor in connection therewith to minimize any inconvenience to Lessee. This Article 49 is inapplicable if Lessee is the sole lessee of the Building.

50.      AUTHORITY:

         If Lessee is a corporation, Lessee represents and warrants that this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation.

         The undersigned officer, partner, manager or other representative of the entity executing this Lease on behalf of Lessor represents and warrants to Lessee that he or she is an officer, partner, manager or other representative of the entity with authority to execute this Lease on behalf of Lessor.

51.      AFTER-HOURS USE:

         Lessee shall be entitled to make use of Building Standard Utility Service and HVAC beyond the Building Hours, at Lessee's sole cost and expense, provided, if applicable, Lessee shall notify Lessor telephonically or in person or in writing, by 3:00 p.m. on the day that Lessee shall require said overtime use if said overtime use is required on any weekday, and by 3:00 p.m. on Friday for Saturday and/or Sunday overtime use. It is understood and agreed that, if Lessee shall request that maintenance and repair work on the HVAC system be performed during other than Building Hours in order to provide HVAC service to the Building during times other than Building Hours, Lessee shall pay for the additional actual out-of-pocket reasonable costs incurred by Lessor in providing such maintenance and repair work on the HVAC system during hours other than Building Hours. In addition, if Lessor's Building engineer is required to operate the HVAC system beyond Building Hours, then Lessee shall pay the actual out-of-pocket reasonable costs incurred by Lessor in providing such engineer.

52.      INTENTIONALLY OMITTED:

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

53.      ADDITIONAL PARKING:

         Lessor, at its sole cost and expense, shall use good faith, diligent efforts to construct an additional seventy-seven (77) parking spaces on the south side of the Building as shown on the attached site plan ("Additional Parking"). Lessor shall use reasonable efforts to complete the Additional Parking by June 1, 2003. If Lessor fails to complete construction of the Additional Parking by June 1, 2004,, then commencing within fifteen (15) business days after Lessee gives notice to Lessor, Lessor, at its sole cost and expense, shall provide Lessee, its agents, employees, contractors, licensees, invitees, Affiliates of Lessee, User, permitted assignees and sublessees, visitors or anyone claiming under or through Lessee, with valet/attendant parking service as reasonably requested by Lessee from time to time. Such valet/attendant parking service shall be during Building Hours (excluding Saturdays) for the parking of no more than seventy-seven
         (77) non-commercial vehicles in reasonably close proximity to the Building until such time as Lessor has completed the construction of the Additional Parking. Lessor shall ensure that the valet/attendant service provided to Lessee shall be consistent with a first-class valet/attendant service in the County of Bergen. Lessor's valet/attendant service shall be professionally and adequately staffed with uniformed personnel. Lessee shall have no liability for damage to any persons or property arising out of such valet/attendant service, and Lessor shall indemnify, defend and hold Lessee harmless against any liabilities, damages, costs and expenses arising from the valet/attendant service being provided by Lessor hereunder. In no event shall such indemnity be deemed to cover any negligent or wrongful acts and/or omissions of Lessee, its agents, employees, contractors, licensees or invitees. Lessor shall have no liability and shall not incur a penalty of any kind (including, but not limited to, the rent credit for failure to perform Lessor's Work in Article 27 hereof) for its failure to construct the Additional Parking, except its obligation to provide the valet/attendant parking hereunder.

         Any vehicular easement given by Lessor to any third party over the Office Building Area shall not: (i) unreasonably interfere with Lessee's use and occupancy of the Building; (ii) go through the Building's parking areas; or (iii) jeopardize Lessee's ability to obtain any building permits for Lessee's Work (e.g., rooftop equipment, generator pad, etc.).

54.      MISCELLANEOUS:

         a. This Lease shall not be recorded. Lessor or Lessee shall, at the request of the other party, execute and deliver a memorandum of this Lease sufficient for recording. Said memorandum shall not be deemed to modify or change any of the provisions of this Lease.

         b. This Lease contains the entire agreement between Lessor and Lessee relating to the leasing of the Premises. Lessee expressly acknowledges and agrees that Lessor has not made and is not making, and, in executing and delivering this Lease, Lessee is not relying upon, any warranties, representations, promises or statements, except to the extent that the same may be expressly set forth in this Lease.

         c. This Lease shall be deemed to have been made in Bergen County, and shall be construed according to, and governed by, the laws of the State of New Jersey.

55.      OPTION TO RENEW:

                  (a) If this Lease shall then be in full force and effect, and Lessee is not in monetary default or material non-monetary default under this Lease, after the expiration of the applicable notice and cure periods, Lessee shall have the option to extend the Term of this Lease for two (2) successive periods of five (5) years (each, an "Extension Term"). The first Extension Term shall commence on the day immediately following the Expiration Date; provided, however, that Lessee shall give Lessor notice of its election to extend the Term no earlier than twenty-four (24) months prior to the Expiration Date nor later than twelve (12) months prior to the Expiration Date. The second Extension Term shall commence on the day immediately following the expiration date of the first Extension Term; provided, however, that Lessee shall give Lessor notice of its election to extend the Term no earlier than twenty-four (24) months prior to the expiration date of the first Extension Term nor later than twelve (12) months prior to the expiration date of the first Extension Term. TIME SHALL BE OF THE ESSENCE in connection with the exercise of Lessee's option pursuant to this Article.

                  (b) Such extension of the Term of this Lease shall be upon the same covenants and conditions, as herein set forth except for the Fixed Basic Rent (which shall be determined in the manner set forth below), the Base Period Costs shall be the calendar year during which the commencement of the Extension Term occurs, and Lessee shall have no further right to extend the Term of this Lease after the exercise of the two (2) options described in paragraph (a) hereof. If Lessee shall duly give notice of its election to extend the Term of this Lease, such Extension Term (for which notice of election has been given) shall be added to and become a part of the Term of this Lease (but shall not be considered a part of the initial Term), and any reference in this Lease to the "Term of this Lease", the "Term hereof", or any similar expression shall be deemed to include such Extension Term, and, in addition, the term "Expiration Date" shall thereafter mean the last day of such Extension Term. Lessor shall have no obligation to perform any alteration or preparatory work in and to the Premises and Lessee shall continue possession thereof in its "as is" condition.

                  (c) If Lessee exercises its option for an Extension Term, the Fixed Basic Rent during the Extension Term in question shall be ninety-five percent (95%) of the fair market rent for the Premises, as hereinafter set forth.

                  (d) Lessor and Lessee shall use their reasonable efforts, within thirty (30) days after Lessor receives Lessee's notice of its election to extend the Term of this Lease for an Extension Term ("Negotiation Period"), to agree upon the Fixed Basic Rent to be paid by Lessee during such Extension Term in question. If Lessor and Lessee shall agree upon the Fixed Basic Rent for the Extension Term in question, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Extension Term in question.

                  (e) If the parties are unable to agree on the Fixed Basic Rent for the Extension Term in question during the Negotiation Period, then within fifteen (15) days after notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Premises for the Extension Term. Each such person shall be a real estate broker or appraiser with at least ten (10) years' active commercial real estate appraisal or brokerage experience (involving the leasing of office space as agent for both lessors and lessees) in Bergen County, New Jersey. If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain also the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

         If the two (2) appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree withinthirty (30) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two (2) appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said fifteen (15) day period, the third person shall be appointed by the American Arbitration Association (or any successor thereto) ("Association"), upon the application of Lessor or Lessee to the office of the Association nearest to the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

         The third appraiser shall conduct such hearing and investigations as he/she may deem appropriate and shall, within thirty (30) days after the date of his /her appointment, determine the fair market rent by selecting the fair market rent determined by either the appraiser selected by Lessor or the appraiser selected by Lessee. The third appraiser shall have no discretion other than to choose the fair market rent determined by one of the other two appraisers by the process commonly known as "baseball arbitration".

                 (f) After the fair market rent for the Extension Term in question has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Extension Term in question.

                  (g) If the Fixed Basic Rent for the Extension Term in question has not been agreed to or established prior to the commencement of the Extension Term, then Lessee shall pay to Lessor an annual rent ("Temporary Rent"), which Temporary Rent shall be equal to one hundred twenty-five percent (125%) of the Fixed Basic Rent payable by Lessee for the last year of the Term immediately preceding the Extension Term in question. Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent: (i) if such Fixed Basic Rent is greater than the Temporary Rent, Lessee shall promptly pay to Lessor the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent; or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Lessor shall credit to Lessee's subsequent monthly installments of Fixed Basic Rent, the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

                  (h) In determining the fair market rent during the Extension Term, the appraiser or appraisers shall be required to take into account that Lessee will be given newBase Period Costs, Lessee shall continue possession of the Premises in its "as is" condition and the rentals at which leases are then being concluded (as of the last day of the initial Term or first Extension Term, as the case may be), for five
         (5) year leases without renewal options with the lessor and lessee each acting prudently, with knowledge and for self-interest, and assuming that neither is under undue duress, for comparable space in the Building and in comparable office buildings in Bergen County, New Jersey (including quality and age of the Building) for lessees of similar size and credit, which comparable rentals will be adjusted to reflect the difference, if any, between the construction allowance and other inducements those lessees received as compared to the allowance and inducements which Lessee is then to receive hereunder (e.g., free rent, brokerage commissions, procurement costs, work, etc.)

                  (i) The option granted to Lessee under this Article may be exercised only by Lessee, an Affiliate of Lessee, permitted successors and assigns, and not by any sublessee or any successor to the interest of Lessee by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Lessee or substantially all of Lessee's property. Lessee shall have no right to exercise this option subsequent to the date Lessor shall have the right to give the notice of termination referred to in Article 13 hereof unless Lessee cures the default within the applicable notice and cure period. Notwithstanding the foregoing, Lessee shall have no right to extend the Term unless, at the time it gives notice of its election, Lessee or Affiliates of Lessee shall be in occupancy of at least fifty percent (50%) of the Premises.

56.      LESSEE'S RIGHT OF FIRST OFFER:

                  a. If, at any time during the Term of this Lease, Lessor shall desire to sell the Office Building Area and the Building as a single asset sale as set forth in Section d hereof, Lessor shall notify Lessee in writing of the terms pursuant to which it is willing to make such sale ("Lessor's Availability Notice"). Lessee shall have the right, so long as this Lease shall remain in full force and effect, and Lessee is not in monetary or material non-monetary default hereunder, after the expiration of the applicable notice and cure periods, within fifteen (15) business days after such notification or delivery (TIME BEING OF THE ESSENCE), to agree in writing to purchase the Office Building Area and the Building upon the terms and conditions set forth in Lessor's Availability Notice. If Lessee shall exercise its right to purchase the Office Building Area and the Building upon the terms and conditions contained in Lessor's Availability Notice, then the closing of the transaction shall take place within ninety (90) days after Lessor's receipt of Lessee's notice of such election. If Lessee shall not so elect, Lessee's right of first offer hereunder shall be null and void, and of no further force or effect, and this Lease shall continue otherwise on all the other terms, covenants and conditions herein set forth. In no event shall Lessor be required to ultimately sell the Office Building Area and the Building to any third party on the terms and conditions set forth in Lessor's Availability Notice.

                  b. The option granted to Lessee under this Article may be exercised only by

         Lessee, Affiliates of Lessee, permitted successors and assigns, and not by any sublessee or any successor to the interest of Lessee by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Lessee or substantially all of Lessee's property. Lessee shall have no right to exercise this option subsequent to the date Lessor shall have the right to give the notice of termination referred to in Article 13 hereof unless Lessee cures the default within the applicable notice and cure periods. Notwithstanding the foregoing, Lessee shall have no right to exercise this option unless, at the time it gives notice of its election, Lessee or Affiliates of Lessee shall be in occupancy of at least fifty percent (50%) of the Premises.

                  c. The right of first offer referred to above shall be inapplicable to a transfer as a result of foreclosure or deed in lieu of foreclosure or to a transfer, by way of sale, gift, or devise (including a trust) to or for a "related party" (as hereinafter defined)(or any of the general partners, shareholders or members of Lessor), or to any transfer from one such related party to another, or to any transfer among the general partners, shareholders or members of Lessor, or to any designee of a mortgagee of the Office Building Area and Building. A "related party" shall be deemed to include: (1) a spouse, lineal descendant or spouse of such descendant, ancestor or child; (2) a partnership, corporation or limited liability company of which Lessor (or any of the general partners, shareholders or members of Lessor) is a member; (3) any entity controlling, controlled by or under common control with Lessor, or the controlling persons or entities of Lessor, or to any entity into which Lessor may be merged or consolidated, or any person or entity which is a successor to the business of Lessor, by purchase thereof or by arrangement effected pursuant to any law or regulatory agency action having or asserting such authority; (4) any member, partner or shareholder of Lessor, or any person or entity that controls, or will be controlled by, or under common control with, any such member, partner or shareholder; (5) a joint ownership or ownership in common, which includes the then Lessor of the Office Building Area and Building; or (6) a corporation the majority of whose voting stock is owned by the then Lessor of the Office Building Area and the Building, or any one or more of the foregoing parties. If the then Lessor of the Office Building Area and the Building shall be a corporation, a related party shall include a related corporation and a successor corporation (but the right of first offer shall be enforceable with respect to any further transfer by any of the foregoing except a grantee or transferee as a result of a foreclosure or deed in lieu thereof). Unless the Office Building Area and the Building are the sole assets of Lessor, the transfer of the majority of the voting stock of a corporate Lessor of the Office Building Area and the Building or of the majority of the total interest in any partnership, limited liability company or joint venture owning the Office Building Area and Building shall not be deemed a sale of the Office Building Area and Building.

                  d. Anything herein to the contrary notwithstanding, Lessee's right of first offer under this Article shall be limited to a transaction in which Lessor intends a "single asset sale" of the Office Building Area and the Building to a third party that is not a related party of Lessor or a related party of Mack-Cali Realty Corporation. If the sale of the Office Building Area and the Building is part of the sale or lease of other property owned by Lessor, a related party of Lessor or a related party of Mack-Cali Realty Corporation as one transaction or a series of transactions, then Lessee shall have no right of first offer pursuant to this Article.

57.      GENERATOR:

         Lessor acknowledges that Lessee, at its sole cost and expense, may install an emergency generator outside of the Building, the exact location of which to be subject to Lessor's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee, at its sole cost, shall be responsible for obtaining any governmental approvals necessary with respect to the installation and operation of the generator. Lessor shall have no obligation to perform any maintenance or repairs with respect to the generator, the cost of which shall be borne solely by Lessee. The area upon which the emergency generator is situated shall not increase Lessee's Percentage for purposes of calculating Additional Rent pursuant to Article 23 hereof. The generator shall be properly screened to Lessor's reasonable satisfaction.

58.      ROOF RIGHTS;TELECOM PROVIDER:

                  A. Without limiting any other provision of this Lease, Lessee shall have the exclusive right to install (i) multiple satellite dishes or antennae (collectively, the "Dish"); and (ii) condensors and supplemental HVAC units (collectively, "HVAC Unit") on the roof of the Building (including necessary connection to the Premises) for use by Lessee, provided any such installations shall be subject to Lessor's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such facilities shall be installed in accordance with all applicable laws and building codes. Lessee shall remove such facilities at the expiration or earlier termination of this Lease, provided Lessee shall repair any damage to the roof caused by such removal. Prior to making any installations on the roof of the Building, Lessee shall use a roofing contractor for all work to be performed by Lessee on the roof of the Building approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed. The Dish and HVAC Unit shall be properly screened to Lessor's reasonable satisfaction.

         Lessee shall furnish detailed plans and specifications for the Dish and HVAC Unit (or any modifications thereof) to Lessor for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. The parties agree that neither party shall permit the use of any other portion of the roof to any third person (other than an Affiliate of Lessee) for any use, including installation of other satellite dishes, antennae, HVAC units and equipment, and support equipment. Lessee shall secure and keep in full force and effect, from and after the time Lessee begins construction and installation of the Dish or HVAC Unit, such supplementary insurance with respect to the Dish or HVAC Unit (as the case may be), as Lessor may reasonably require, provided that the same shall not be in excess of that which would customarily be required from time to time by Lessors of buildings of similar class and character in Bergen County, New Jersey with respect to similar installations.

         In connection with the installation, maintenance and operation of the Dish or HVAC Unit, Lessee, at Lessee's sole cost and expense, shall comply with all legal requirements and shall procure, maintain and pay for all permits required therefor, and Lessor makes no warranties whatsoever as to the permissibility of a Dish or HVAC Unit under applicable legal requirements or the suitability of the roof of the Building for the installation thereof. If Lessor's structural engineer reasonably deems it advisable that there be structural reinforcement of the roof in connection with the installation of the Dish or HVAC Unit, Lessor shall perform same at Lessee's cost and expense and Lessee shall not perform any such installation prior to the completion of any such structural reinforcement. The installation of the Dish or HVAC Unit shall be subject to the provisions of Articles 5 and 6 hereof applicable to alterations and installations. For the purpose of installing, servicing or repairing the Dish or HVAC Unit, Lessee shall have access to the rooftop of the Building at twenty-four (24) hours a day, seven (7) days per week, upon reasonable notice to Lessor (which notice may be telephonic), and Lessor shall have the right to require, as a condition to such access, that Lessee (or its employee, contractor or other representative) at all times be accompanied by a representative of Lessor. Lessee shall pay for all electrical service required for Lessee's use of the Dish or HVAC Unit in accordance with the provision set forth in Article 22 hereof.

         Lessee, at its sole cost and expense, shall promptly repair any and all damage to the roof or to any other part of the Building caused by the installation, maintenance and repair, operation or removal of the Dish or HVAC Unit. Lessee shall be responsible for all costs and expense for repairs of the roof which result from Lessee's use of the roof for the construction, installation, maintenance, repair, operation and use of the Dish or HVAC Unit. All installations made by Lessee on the roof or in any other part of the Building pursuant to the provisions of this
         Article 58 shall be at the sole risk of Lessee, and neither Lessor, nor any agent or employee of Lessor, shall be responsible or liable for any injury or damage to, or arising out of, the Dish or HVAC Unit. Lessee's indemnity under Article 33 hereof shall apply with respect to the installation, maintenance, operations, presence or removal of the Dish or HVAC Unit by Lessee.

         Upon the expiration of the Term, the Dish or HVAC Unit shall be removed by Lessee at its sole cost and expense, and Lessee shall repair any damage to the roof or any other portions of the Building to substantially their condition immediately prior to Lessee's installation of the Dish or HVAC Unit (ordinary wear and tear, fire and other casualty, condemnation, eminent domain and repairs that are not Lessee's responsibility under this Lease excepted).

         Notwithstanding anything to the contrary contained in this Article 58, Lessor shall have the right, at Lessor's expense, on not less than thirty (30) days' prior notice, to have Lessee relocate the Dish or HVAC Unit to another location on the roof of the Building, such expense to include, without limitation, the removal of the existing Dish or HVAC Unit, the purchasing of labor, materials and equipment necessary for the relocation thereof and the reinstallation of the Dish or HVAC Unit, at such other location as reasonably designated by Lessor on the roof of the Building, provided that Lessor does not, except if work is reasonably required to be performed on the roof or in the Building, either materially interferes with or adversely affects the receipt of and/or transmittal of microwaves or other similar signals, and Lessee shall reasonably cooperate in all reasonable respects with Lessor in any such relocation; provided, however, that if such relocation is done pursuant to any legal requirement, the cost thereof shall be borne by Lessee (unless such legal requirement relates to, or results from, other actions taken, or permitted to be taken, by Lessor, in which event Lessor shall bear all of the costs and expenses of such relocation).

         The rights granted in this Article 58 are given in connection with, and as part of the rights created under this Lease and are not separately transferable or assignable.

         If the installation of the Dish or HVAC Unit or act or omission of Lessee relating thereto should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Lessor, then Lessee shall reimburse Lessor for any loss or damage (excluding consequential) sustained or actual out-of-pocket reasonable costs or expenses incurred by Lessor as a result of such impairment or limitation, after Lessor's delivery of reasonable documentation therefor.

                  B. Lessee, at its sole cost and expense, may use its own telephone or telecommunications provider, provided that Lessee shall first obtain Lessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any damage to the Building and/or the Office Building Area caused by Lessee's telecommunications installation shall be repaired by Lessee at its sole cost and expense.

59.      LESSOR'S INSURANCE:

         During the Term, Lessor shall maintain the following insurance, insuring Lessor and any mortgagee, as their respective interests may appear: (i) fire and extended coverage insurance against damage to the Building and the Office Building Area (including all alterations, additions and improvements that become Lessor's property upon installation) by all risks of direct physical loss in an amount equivalent to the full replacement cost thereof; (ii) commercial general liability insurance against claims for bodily injury and property damage occurring in or about the Common Facilities in amounts customarily carried by owners of similar buildings in the Bergen County, New Jersey area; and (iii) insurance against such other hazards as, from time to time, are then commonly insured against for buildings similarly situated in amounts normally carried with respect thereto. All insurance maintained pursuant to this Article 59 may be effected by "blanket" insurance policies. Notwithstanding anything contained herein to the contrary, the carrying of insurance by Lessor in compliance with this Article 59 shall not modify, reduce, limit or impair Lessor's obligations and liability under Article 33 hereof.

60.      ATTORNEY'S FEES:

         In the event that either party shall prevail in any litigation pursuant to this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees fixed by the court and part of any final judgment rendered.

61.      PLANNING BOARD APPROVAL:

         Lessee, at its sole cost and expense, shall attempt to procure approval from the Planning Board of the Borough of Woodcliff Lake for a change of occupancy permit ("Permit"). If Lessee fails to obtain the Permit after using its due diligence within forty-five (45) days from the date hereof, Lessee shall so notify Lessor ("Lessee's Notice"). Upon receipt of Lessee's Notice, Lessor may elect to procure the Permit, at Lessee's sole cost and expense, provided that Lessor shall have no obligation to do so. If Lessor shall elect to procure the Permit, Lessor shall so notify Lessee and shall then have thirty (30) days ("Initial Thirty
         (30) Day Period") from receipt
         of Lessee's Notice to procure the Permit. If Lessor fails to procure the Permit within the Initial Thirty (30) Day Period, Lessor may elect to extend the time period within which to procure the Permit for an additional thirty (30) days upon notice to Lessee ("Additional Thirty
         (30) Day Period").

         If Lessor elects not to procure the Permit or fails to procure the Permit within the Initial Thirty (30) Day Period or Additional Thirty
         (30) Day Period, as the case may be, Lessee may elect to terminate this Lease within ten (10) days (TIME BEING OF THE ESSENCE) after Lessee receives Lessor's notice of election not to procure the Permit or notice of its failure the procure the Permit.

         In addition to the foregoing, if Lessor elects to use the Additional Thirty (30) Day Period, fails to procure the Permit and Lessee terminates this Lease, then Lessor shall reimburse Lessee for Lessee's actual out-of-pocket reasonable costs incurred by Lessee in connection with Lessee's Work. Such reimbursement shall be made by Lessor within thirty (30) days after Lessor's receipt of Lessee's reasonable documentation therefor. In no event shall Lessor have any obligation to reimburse Lessee for any such costs incurred by Lessee in connection with Lessee's Work, unless Lessor has elected to use the Additional Thirty (30) Day Period. Lessor's obligation to make such reimbursement to Lessee shall survive the termination of this Lease.

         In no event shall this Lease be conditioned upon Lessee obtaining any other permit, variances or approvals from any governmental authorities. Each party shall cooperate with the other in good faith in procuring the Permit.

         Neither party shall intentionally cause the Borough of Woodcliff Lake to rescind or withdraw any verbal approval for the Permit issued on January 27, 2003.

         EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under this Lease or make any claim that this Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements, including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LESSOR:                                      LESSEE:

MACK-CALI PROPERTIES CO. NO. 11 L.P.         BARR LABORATORIES, INC.

By: Mack-Cali Sub III, Inc.,
    its General Partner

By: /s/ Michael A. Grossman                  By: /s/ William T. McKee
    -----------------------                      --------------------
    Name: Michael A. Grossman                    Name: William T. McKee
    Title: Executive Vice President              Title: Chief Financial Officer

                                    EXHIBIT A

                              LOCATION OF PREMISES

                               Exhibit A - Page 1

                                   EXHIBIT A-1

                              OFFICE BUILDING AREA

                              Exhibit A-1 - Page 1

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Lessor shall, at Lessor's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2. WINDOWS: Windows in the Premises shall not be covered or obstructed by Lessee. No bottles, parcels or other articles shall be placed on the windowsills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3. PROJECTIONS FROM BUILDING: Except as otherwise provided in the Lease, no awnings, air conditioning units, or other fixtures shall be attached to the outside walls or the windowsills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Lessor, which consent shall not be reasonably withheld, conditioned or delayed.

4. SIGNS: No sign or lettering shall be affixed by Lessee to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. However, Lessee shall have the right to place its name on any door leading into the Premises, the size, color and style thereof to be subject to Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee shall not have the right to have additional names placed on the Building directory without Lessor's prior consent. Notwithstanding the foregoing, Lessee shall have Lessee's Percentage of any Building directory (e.g., lobby and/or floor). So long as Lessee is leasing at least fifty percent (50%) of the Building, Lessee, at its sole cost and expense, may install its name on the Building and on the existing monument signs facing the Garden State Parkway and Chestnut Ridge Road the size, design and location of which shall be subject to Lessor's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Approval by Lessor shall not constitute approval for purposes of complying with laws and requirements of public authorities. It shall be Lessee's obligation to secure such approvals at Lessee's expense.

5. FLOOR COVERING: Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6.       Intentionally omitted.

7. LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor all keys to any space within the Building either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the reasonable cost thereof. Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Lessee from installing a burglar alarm within the Premises, provided: (a) Lessee obtains Lessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed; (b) Lessee supplies Lessor with copies of the plans and specifications of the system; (c) such installation shall not damage the Building; and (d) all costs of installation shall be borne solely by Lessee.

8. CONTRACTORS: Except as otherwise provided in the Lease, Lessee shall not employ any persons other than Lessor's janitors or Lessee's employees for the purpose of cleaning the Premises without prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Lessor shall not be responsible to Lessee for any loss of

                               Exhibit B - Page 1
         property from the Premises however occurring, or for any damage to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause, unless caused by the willful misconduct of Lessor.

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of its business, permit the Premises to be used for gambling, make any unusual noises in the Building or permit any unusual odors to be produced on the Premises. Lessee shall not permit any portion of the Premises to be occupied for the storage, manufacture, or sale of intoxicating beverages (except in connection with Lessee's business), narcotics (except in connection with Lessee's business), tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Office Building Area are prohibited, and Lessee shall reasonably cooperate to prevent the same. No bicycles, vehicles or animals (other than seeing-eye) of any kind shall be brought into or kept in or about the Premises.

10. PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Nuisance and waste is prohibited.

11. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: If Lessee is not the sole occupant of the Building, the carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after reasonable advance notice (which notice may be telephonic) to the superintendent of the Building. The persons employed by Lessee for such work must be reasonably acceptable to Lessor. Lessee may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Lessee pays additional actual out-of-pocket reasonable costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee. There shall not be used in the Building or Premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building. Notwithstanding the foregoing, Lessee shall not incur any costs with respect to its initial move-in to the Premises.

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to reasonably prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

13. ADVERTISING: Lessor shall have the right to prohibit the use of Lessor, Mack-Cali Realty Corporation, or any of its affiliates in Lessee's advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER LESSEES: Lessor shall not be responsible to Lessee for non-observance or violation of any of these rules and regulations by any other lessee, if any. Lessor shall not discriminate against Lessee in its enforcement of the rules and regulations.

15.      Intentionally omitted.

16. PARKING: If Lessee is not the sole occupant of the Building, Lessee and its employees shall park their cars only in those portions of the parking area reasonably designated by Lessor.

17. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the
         Building:

         a) the right to change the name or address of the Building, without incurring any liability to Lessee for doing so; provided, however, if Lessor shall unilaterally elect to change the address of the Building, Lessor shall reimburse Lessee for Lessee's actual

                               Exhibit B - Page 2
                  out-of-pocket reasonable expenses in reprinting existing stationery, business cards, etc. (such reimbursement to be made within thirty (30) days after Lessor's receipt of Lessee's invoice, together with reasonable documentation evidencing Lessee's expenses);

         b) the right to install and maintain a sign on the exterior of the Building identifying the Building as a "Mack-Cali" building; and

         c) the right to grant to anyone the right to conduct any particular business or undertaking in the Building; provided, however, that, so long as Lessee is leasing at least fifty percent (50%) of the Building, Lessor shall not lease any part of the Building to a competing pharmaceutical company of Lessee. In any event Lessor shall not lease any part of the Building for a use other than the Permitted Use.

18. Lessee shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by law in connection with Lessee's use and occupancy of the Premises.

                               Exhibit B - Page 3

                                    EXHIBIT C

                          LESSOR'S WORK; LESSEE'S WORK

RE: Workletter Agreement for office space at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey.

                                                                          , 2003

BARR LABORATORIES, INC., LESSEE:

You ("Lessee") and we ("Lessor") are executing simultaneously with this Workletter Agreement a written lease ("Lease"), covering the space referred to above, as more particularly described in the Lease ("Premises").

To induce Lessee to enter into the Lease (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

A.       LESSOR'S WORK:

1. Lessor agrees, at its expense and without charge to Lessee (unless otherwise provided), to perform the work in the Premises (collectively, "Lessor's Work"), consisting of the following: (i) refurbish the existing elevator cabs, including the replacement of the cab's ceiling, lights, wall paneling, carpeting and call buttons, installation of a new control system, shunt tip breaker and associated heat sensors, and ADA compliance; (ii) reseal and re-stripe the existing parking lot, as necessary; (iii) relamp and repair, as necessary, all lighting in the indoor and outdoor parking areas, as necessary; (iv) provide new ceiling tiles, where necessary, in the existing ceiling grid in the indoor parking area; (v) complete the waterproofing of the atrium skylights and planters (planters to be installed with plantings or another aesthetically comparable alternative consistent with a first-class office building, based upon a mutually agreed upon plan;
         (vi) recaulk and repair as necessary, the facade and foundation of the Building and level the existing pavers at the front entrance; (vii) take all steps to remove or remediate any Contaminants in violation of Environmental Laws which may be present in the Premises; (viii) meet Americans with Disabilities Act requirements for the exterior of the Building and garage area including restoring and repairing the ramp in the front of the Building in a first-class manner; (ix) inspect and repair, as necessary, the existing sewer ejector pumps; (x) repair and replace, as necessary, the plenum heaters in the garage, clean the garage floor, and restripe and repair the existing overhead access doors; and (xi) ensure that the HVAC servicing the atrium complies with all laws. Lessor's Work shall be performed in a good and workmanlike manner in accordance with applicable laws, and Lessor's Work shall comply with all applicable laws. Lessor shall obtain all permits required in connection with Lessor's Work, at its sole cost and expense. All mechanical, electrical, plumbing, HVAC, sprinkler and life safety, and utility systems and meters in the Building, which will not be modified by Lessee's Work, shall be in good working order and condition. Lessor shall enforce and/or assign to Lessee any guaranty/warranty received by Lessor in connection with Lessor's Work.

2. "Building Standard" shall mean the type and grade of material, equipment and/or device designated by Lessor as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 6 of the Lease shall apply to any alterations made to the Premises after the initial work to be performed herein.

3. All low partitioning, workstation modules, bank screen partitions and prefabricated partition systems shall be furnished and installed by Lessee.

4. The installation or wiring of telephone, computer, data and telecommunications outlets is not part of Lessor's Work. Lessee shall bear the responsibility to provide its own telephone and data systems, at Lessee's sole cost and expense.

5. Changes in Lessor's Work, if necessary or requested by Lessee, shall be accomplished after the execution of the Lease, and without invalidating any part of the Lease, by written

                               Exhibit C - Page 1
         agreement between Lessor and Lessee ("Change Order"). Each Change Order shall be prepared by Lessor and signed by both Lessee and Lessor stating their agreement upon all of the following:

         a.       the scope of the change in the Lessor's Work; and

         b.       the cost of the change; and

         c.       manner in which the cost will be paid or credited; and

         d. the estimated extent of any adjustment to the Commencement Date as a result of the change in the Lessor's Work.

         Each and every Change Order shall be signed by Lessor's and Lessee's respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A ten percent (10%) supervision plus ten percent (10%) overhead charge will be added to the cost of any Change Order. If Lessee shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Lessee, and Lessor shall not be authorized to proceed thereon. Any increase in the cost of Lessor's Work or the change in Lessor's Work stated in a Change Order which results from Lessee's failure to timely approve and return said Change Order shall be paid by Lessee. Lessee agrees to pay to Lessor the cost of any Change Order promptly upon receipt of an invoice for same.

6. Upon completion of Lessor's Work, Lessee shall identify and list any portion of Lessor's Work which does not conform hereto ("Punch List"). Lessor shall review with Lessee all of the items so listed and promptly correct or complete any portion of Lessor's Work which fails to conform to the requirements hereof.

7. The terms contained in the Lease (which include all exhibits attached thereto) constitute Lessor's agreement with Lessee with respect to Lessor's Work to be performed by Lessor on Lessee's behalf.

8. All materials and installations constructed for Lessee within the Premises shall become the property of Lessor upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease.

9.       Intentionally omitted.

10. With respect to the construction work being conducted in or about the Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

FOR LESSOR: Mack-Cali Properties Co. No. 11 L.P.
            c/o Mack-Cali Realty Corporation
            650 From Road
            Paramus, NJ 07652
            Attn: Mr. Frank Shea

FOR LESSEE: Barr Laboratories, Inc
            2 Quaker Road
            P.O. Box 970
            Pomona, NY 10970
            Attn:_Mr. Jay Bapna
            Senior Director -
            Engineering and
            Maintenance

B.       LESSEE'S WORK:

1. Lessee may make alterations required for Lessee's use of the Premises ("Lessee's Work"), subject to the following:

         a. Lessee, at its sole cost and expense, shall prepare and submit to Lessor, for Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and governmental approval, the following descriptive information, detailed

                               Exhibit C - Page 2
                  architectural and engineering drawings and specifications (collectively, "Plans") for Lessee's Work. The Plans shall be as complete and finished as required to completely describe Lessee's Work and shall include, but not be limited to, the following:

                  i. Demolition Plans depicting all existing conditions to be removed, abandoned or cut patched.

                  ii. Architectural floor plans depicting partition locations and types, and door location, size and hardware types.

                  iii. Structural plans, if required, depicting new structural components and their connections to existing elements.

                  iv. Electrical plans depicting all new and existing electrical wiring, devices, fixtures, meters and equipment and written scope of work on system design and capabilities for the Building management system.

                  v. Mechanical plans depicting all new plumbing, piping, heating, ventilating, air conditioning equipment and duct work, and their connection to existing elements.

                  vi. Life Safety System plans depicting all new or altered alarm system fixtures, devices, detectors and wiring within the Premises, and their connections to existing systems.

                  vii. Coordinated reflected ceiling plan showing ceiling systems and materials, and all of the above items and their proximity to one another.

                  viii. Finish plans showing locations and types of all interior finishes with a schedule of all proposed materials and manufacturers.

                  The Plans shall provide for all systems and construction components complying with the requirements of all governmental authorities and insurance bodies having jurisdiction over the Building.

         b. The Plans for Lessee's Work and Lessee's Additional Work (as hereinafter defined) are subject to Lessor's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lessor may in any event disapprove the Plans if they are incomplete, inadequate or inconsistent with the terms of the Lease or with the quality and architecture of the Building. Lessor agrees to approve or disapprove the Plans within three (3) business days of receipt of same ("Lessor's Approval Period"). If Lessor disapproves the Plans or any portion thereof, Lessor shall notify Lessee within three (3) business days of receipt of the Plans and of the revisions which Lessor reasonably requires in order to obtain Lessor's approval. Lessee shall, at its sole cost and expense, submit the Plans, in such form as may be necessary, with the appropriate governmental agencies for obtaining required permits and certificates, copies of which shall be delivered to Lessor prior to the commencement of Lessee's Work and Lessee's Additional Work. Any changes required by any governmental agency affecting Lessee's Work or the Plans shall be complied with by Lessee in completing said Lessee's Work, at Lessee's sole cost and expense. Lessee shall submit completed Plans to Lessor simultaneously with Lessee's submission of said Plans to the local building department. If Lessor has not responded to Lessee's request within such three
                  (3) business day period, Lessee may deliver to Lessor a second notice requesting Lessor's consent, which notice shall provide in capitalized and bold type letters Lessor's failure to respond to such second request within five (5) days shall be deemed Lessor's approval of the request contained therein. In the event Lessor fails to respond to such second notice within five (5) days, then, provided Lessee's notice complies with the requirements of the preceding sentence, Lessor shall be deemed to have consented to the request contained therein.

                               Exhibit C - Page 3

2. Lessor shall permit Lessee to solicit competitive pricing and select its own general and/or individual subcontractors to perform Lessee's Work, at its sole cost, subject to the following:

         a. All general contractors and Base Building Sub-Contractors shall be subject to Lessor's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed;

         b. Lessor may be requested, but not required, to submit a price for Lessee's Work;

         c. Lessee notifies Lessor in writing of Lessee's selection of general and subcontractors; and

         d. All costs associated with the biding process soliciting competitive pricing will be at the sole cost and expense of Lessee.

         Lessor hereby approves The Gale Company as Lessee's general contractor for Lessee's Work.

3. If Lessee accepts the pricing of Lessor's general contractor and elects to use Lessor's general contractor to perform Lessee's Work: (i) Lessee and Lessor's general contractor will enter into a separate agreement, substantially similar to AIA Document A101, and Lessor's general contractor shall become Lessee's agent; and (ii) Lessor hereby waives all supervisory fees. Lessor hereby agrees that Change Orders shall be on the basis of cost plus ten percent (10%) for supervision services plus ten percent (10%) for overhead.

4. Lessee shall complete Lessee's Work through its own contractors in accordance with the following terms and conditions:

         a. Lessor and Lessee shall coordinate the performance of Lessor's Work and Lessee's Work so as not to unreasonably interfere with each other. Lessee's workmen and mechanics shall work in harmony and not unreasonably interfere with the labor employed by Lessor, Lessor's mechanics or contractors. If at any time Lessee and/or its contractors cause disharmony or unreasonable interference with the operation of the Building, Lessor shall give forty-eight (48) hours' prior written notice to Lessee and within twenty-four (24) hours, Lessee shall resolve any dispute so that the tenor of the construction process and the operation of the Building is returned to that which existed prior to Lessor's notice. Such entry by Lessee's contractors shall be deemed controlled by all of the terms, covenants, provisions and conditions of the Lease.

         b. Prior to the commencement of Lessee's Work, Lessee shall provide Lessor with evidence of Lessee's contractors and sub-contractors carrying such worker's compensation, commercial general liability insurance required by law and in amounts no less than the amounts set forth in Paragraph 8 hereof. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any portion of Lessee's Work, Lessee's decorations, or installations so made, the same being solely at Lessee's risk, unless such damage is caused by Lessor's willful misconduct.

         c. All proposed Building System work, including the preparation of the Plans, shall be approved by Lessor's engineers (the "Engineering Review"), which approval shall not be unreasonably withheld, conditioned or delayed. Lessor shall use in-house personnel for such Engineering Review to the extent practicable; provided, however, if it is necessary to retain outside engineers for said Engineering Review, the actual out-of-pocket reasonable cost thereof shall be Lessee's responsibility, subject to subparagraph e. below.

         d. Lessor shall afford Lessee and its contractors the opportunity to use the Building facilities in order to enable Lessee and its contractors to perform Lessee's Work; provided, however, that Lessee and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of such work. If applicable, Lessee shall give Lessor adequate prior notice with regard to the scheduling and transportation of materials in and out of the Building. Lessor shall furnish, at Lessor's expense, all utilities, including elevator, water, electricity

                               Exhibit C - Page 4
                  and HVAC) during the performance of the work, until the earlier of: (i) June 1, 2003; or (ii) the date Lessee or anyone claiming under or through Lessee shall occupy the Premises for the conduct of business; provided, however, that Lessor shall not be required to provide such services if it is impractical to do so given Lessor's Work and/or Lessee's Work being performed (e.g., Lessor's Work being performed in the elevator or Lessee's Work being performed on the HVAC system).

         e. All Plans, changes to the plans and work installed by Lessee and its sub-contractors for HVAC Building System work shall require inspections to be made by Lessor's Base Building HVAC Sub-Contractor, at Lessee's or Lessee's contractor's expense ("Inspection Fees"). The Inspection Fees, together with the costs referenced in the last sentence of subparagraph c. above, shall not exceed $35,000.00. Lessor's HVAC Base Building Sub-Contractor shall supply Lessor with certification that work so preformed has been completed in accordance with the Plans which have been previously approved by Lessor. If Lessor's HVAC Base Building Sub-Contractor is selected and actually performs the work, the Inspection Fees described in this Paragraph with respect to such work shall not be required. Lessor shall be not entitled to any supervisory or construction management fees whether or not Lessor performs Lessee's Work.

         f. Lessee shall be responsible for all cleaning and removal of debris necessitated by the performance of Lessee's Work. If Lessee fails to provide such cleaning and removal, the same may be performed by Lessor on Lessee's behalf and Lessee will pay Lessor, the actual out-of-pocket reasonable cost incurred by Lessor therefor, after delivery to Lessee of reasonable documentation in connection therewith.

         g. Neither the outside appearance nor the strength of the Building or of any of its structural parts shall be adversely affected by Lessee's Work.

         h. The proper functioning of any of the Building Systems shall not be adversely affected or the usage of such systems by Lessee shall not be materially increased above the projected usage of such systems indicated by the current plans and specifications of the Building.

         i. Lessee and its general and sub-contractors shall be bound by and observe all of the conditions and covenants contained in the Lease and this Exhibit C.

         j. Lessor shall designate a "Project Manager" as its representative in the Building who shall be responsible for coordination and supervision of the work as it pertains to the daily operation of the Building, at no cost or expense to Lessee. The Project Manager and his subordinates shall be granted access to the Premises at all times during the construction period.

5. Except as otherwise provided in the Lease, any part of Lessee's Work within the Premises shall become the property of Lessor upon installation. Furthermore, with respect to any material and installation which is part of Lessee's Work, Lessee shall not be entitled to remove, pledge or sell same unless otherwise agreed to in writing by Lessor and Lessee. No refund, credit or removal of said items shall be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g., shelving, furniture and trade fixtures). Lessee may install additional or supplemental HVAC systems, appliances and equipment as part of Lessee's Work, which supplemental HVAC systems, appliances and equipment shall be connected to the meters measuring Lessee's consumption of and demand for electricity in the Premises, and Lessee shall be responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed by Lessee. Lessee shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the Term of the Lease. Nothing contained herein shall be deemed to prohibit Lessee from granting security interests in Lessee's furniture, fixtures,equipment and other personal property.

6. Lessor shall provide a cash contribution of THREE MILLION ONE HUNDRED THIRTY TWO THOUSAND EIGHT HUNDRED FIFTY AND 00/100 DOLLARS ($3,132,850.00))

                               Exhibit C - Page 5

         ("Lessor's Construction Allowance") for payment of the costs associated with the completion of Lessee's Work. Lessee shall be obligated to perform the following additional work (collectively, "Lessee's Additional Work") consisting of: (i) renovation of all existing restrooms in a "Class A" manner, including, but not limited to, upgrade of finishes to "Class A" standards and compliance with ADA requirements; (ii) installation of an addressable fire alarm panel capable of meeting code including the required strobes, speakers, smoke detectors or other device as required and their tie-in to said panel;
         (iii) replacement of the existing circuit breakers in the Building's electrical sub-panels and replace the existing transformers by providing and installing new hung K-rated transformers capable of supplying 4 watts per square foot; (iv) install a new base building HVAC system or refurbish the existing HVAC system capable of meeting the design criteria in Exhibit C-1, including a building management system by either Automated Logic Corporation or Andover Controls Corporation, which use industry standard BAC-net protocols without the obligation of a future maintenance contract. Lessor shall provide a cash contribution of ONE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($1,400,000.00) ("Lessor's Additional Construction Allowance") for payment of the costs associated with the completion of Lessee's Additional Work. Lessor's Construction Allowance and Lessor's Additional Construction Allowance shall be payable by progress payments to Lessee on a monthly basis, for the work performed to date and/or for materials delivered to the Premises during the previous month, less a retainage of ten percent (10%) of each progress payment ("Retainage"). Each of Lessor's progress payments shall be limited to that fraction of the total amount of such payment, the numerator of which shall be the amount of Lessor's Construction Allowance or Lessor's Additional Construction Allowance, as the case may be, and the denominator of which shall be the total contract (or estimated) price for the performance of all of Lessee's Work or Lessee's Additional Work, as the case may be. Provided that Lessee delivers requisitions to Lessor on or prior to the tenth (10th) day of any month, such progress payments shall be made within thirty (30) days next following the compliance by Lessee of the Payment Conditions (as hereinafter defined). Any such requisition made following the tenth (10th) day of any month shall be paid no later than the last day of the month following the month in which such requisition is made. If Lessee does not pay any contractor as required by this provision, Lessor shall have the right, but not the obligation, to promptly pay to such contractor all sums so due from Lessee, and Lessee agrees the same shall be deemed Additional Rent, and Lessor shall have all remedies available under this Lease, at law or in equity for collection from Lessee of all sums so paid by Lessor. For purposes of this paragraph, "Payment Conditions" shall mean: (i) a requisition signed by an officer of Lessee, which requisition shall set forth the names of each contractor and subcontractor to whom payment is due and the amount thereof; (ii) copies of partial waivers of lien from all contractors, subcontractors and materialman associated with Lessee's Work and Lessee's Additional Work; and (iii) a written certification from Lessee's architect that the work for which the requisition is being made has been completed substantially in accordance with the Plans approved by Lessor. The final payment, including the Retainage, of Lessor's Construction Allowance and Lessor's Additional Construction Allowance, shall be payable upon substantial completion of one hundred (100%) of Lessee's Work and Lessee's Additional Work and within fifteen (15) days of Lessor's receipt of the following:

         a. Copy of the Certificate of Occupancy (temporary or permanent) issued by the local construction official;

         b. AIA Document G704, Certificate of substantial completion issued and signed by Lessee's architect;

         c. Release of Lien statements from the general contractor, sub-contractors, architects, consultants and engineers associated with Lessee's Work and Lessee's Additional Work;

         d. Lessee shall provide Lessor a set of reproducible drawings of the Plans and a "CAD" file (in .DWG or .DXF format) of the "as-built" Plans; and

         e. Applicable to the new base building HVAC system: all warranties (in form so as to be enforceable by Lessor); certified balancing report; completion check list of the Building management system; signoff from the HVAC contractor for the commissioning of the equipment; operation and maintenance manuals; and signed

                               Exhibit C - Page 6
                  and sealed "as-built" mechanical drawings.

         Notwithstanding anything hereinabove to the contrary, If Lessee does not utilize all of Lessor's Construction Allowance for Lessee's Work, Lessee shall have the right to use up to ten percent (10%) of Lessor's Construction Allowance for cabling, consultant fees, permits or permanently attached furniture installed in the Premises.

         Lessee shall not be entitled to any installment of Lessor's Construction Allowance or Lessor's Additional Construction Allowance if this Lease is not in full force and effect or Lessee is then in monetary or material non-monetary default under the Lease, after the expiration of applicable notice and cure periods. Provided that Lessee has fully complied with this Paragraph 6, if Lessor fails to timely pay any installment of Lessor's Construction Allowance and/or Lessor's Additional Construction Allowance, then Lessee shall so notify Lessor, which notice shall state in bold capital letters, that if Lessor fails to pay such installment within fifteen (15) days, Lessee may set off, deduct and recoup the amount so due against the Fixed Basic Rent payable under the Lease. If Lessor fails to pay the amount so due within such fifteen (15) day period, then Lessee may set off the amount due against the Fixed Basic Rent payable under the Lease.

7.       Intentionally omitted.

8.       Lessee's Contractor's Insurance:

         a. Lessee shall require any and all contractors of Lessee performing Lessee's Work on or about the Premises to obtain and/or maintain specific insurance coverage for events which could occur while operations are being performed and which could occur after the completion of Lessee's Work. The insurance coverage of the contractor shall be at least equal to the coverage required by Article 30 of the Lease and the contractor shall name Lessor and, if requested, any mortgagee as additional insureds on all policies of liability insurance.

         b. The contractor shall purchase and maintain such insurance as will protect itself and Lessor and Lessee from claims set forth below which may arise out of or result from its operations under the contract and after completion of the contract with Lessee, whether such operations are performed by the contractor or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. The insurance coverage shall include, but not be limited to, protection for:

                  i. Claims under Workers or Workmens Compensation, Disability Benefits, and other Employee Benefit Acts;

                  ii. Claims for damages because of bodily injury, occupational sickness, disease or death of its employees;

                  iii. Claims for damages because of bodily injury, sickness, disease, or death of any person other than its employees;

                  iv. Claims for damages insured by the usual personal injury liability coverages which are sustained by (i) any person as a result of an offense directly or indirectly related to the employment of such person by the contractor, or (ii) by any other person;

                  v. Claims for damages, other than to Lessee's Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

                  vi. Claims for damages because of bodily injury or death of any person and/or property damage arising out of the ownership, maintenance, or use of any motor vehicle; and

                  vii. Claims which include the foregoing, but not limited thereto, which may occur

                               Exhibit C - Page 7
                           while operations are being performed and claims which may occur after operations are completed.

         c. Lessee shall secure evidence of Lessee's contractor's insurance coverage.

         d. The contract between Lessee and its contractor shall require that Lessee's contractor hold Lessor harmless in a form and manner equal to the indemnity agreement in Article 33 of the Lease.

         e. Lessee shall cause to be executed a waiver of all rights their contractors have or may have against Lessor and any mortgagee involved in the Premises in any way, for damages caused by fire or other perils so insured.

         f. Lessor shall cooperate and assist Lessee to enable Lessee to obtain any required building permits, approvals, etc. in connection with Lessee's Work and Lessee's Additional Work; provided, however, that Lessor shall have no obligation to expend any monies in connection therewith.

                               Exhibit C - Page 8

                                   EXHIBIT C-1

                  AIR CONDITIONING AND HEATING DESIGN STANDARDS

The following are design standards for the Building air conditioning system for cooling and heating in the air in the subject Building:

1. During the normal heating season to maintain an average indoor dry bulb temperature of not less than 72 degrees F or more than 76 degrees F when the outdoor dry bulb temperature is lower than 65 degrees F (18 degrees C) but not lower than 5 degrees F.

2. To maintain comfort cooling for an average indoor dry bulb temperature of 75 degrees F dry bulb, but not more than 78 degrees F dry bulb with no more than fifty percent (50%) relative humidity when the outside dry bulb temperature is 91 degrees F with seventy-five percent (75%) FWB.

3. During the intermediate seasons, when the outside dry bulb temperature is below 55 degrees F (13 degrees C), cooling will be provided by outside air usage in conjunction with operating of return air, outside air and exhaust air dampers.

4. To furnish not less than .10 cubic foot of fresh air per minute per square foot of rentable area, and between .20 and 1.0 cubic feet of total air per minute, per square foot of rentable occupied space.

5. The air conditioning system shall be capable of meeting the temperature ranges set forth above based upon the following: (i) the occupancy of the Premises with more than an average of one (1) person for each one hundred (100) rentable square feet of floor area; (ii) the installation or operation of Lessee's machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five (5) watts demand per square foot of floor area; and (iii) rearrangement of partitioning after the initial preparation of the Premises. If interference with normal operation of the air conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Lessor upon written notice to Lessee, at Lessee's sole cost and expense. Lessee agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Lessee agrees at all times to reasonably cooperate with Lessor and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Lessor may hereafter reasonably prescribe involving the air conditioning system. Lessor shall not be responsible for failures of the Building air conditioning system for cooling and heating if Lessee's installation of the system does not meet the aforementioned design criteria.

                              Exhibit C-1 - Page 1

                                    EXHIBIT D

                                CLEANING SERVICES
                             (Five Nights Per Week)

LESSEE'S PREMISES

1.       Vacuum clean all carpeted areas.

2.       Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary.

3. All office furniture such as desks, chairs, files, filing cabinets, etc. shall be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Lessee's personal property including but not limited to plants.

4.       Empty and wash ashtrays.

5.       Empty wastepaper baskets and remove waste to the designated areas.

6. All vertical surfaces within arms reach shall be spot cleaned to remove finger marks and smudges. Baseboard and window sills are to be spot cleaned whenever necessary.

7. All cleaning of cafeterias, vending areas, kitchen facilities are excluded. Lessee may make necessary arrangements for same directly with Lessor's cleaning maintenance company.

8. Cleaning hours shall be Monday through Friday between 5:30 p.m. and 11:00 p.m.

9.       No cleaning service is provided on Saturday, Sunday and Building
         Holidays.

10. Cartons or refuse in excess which can not be placed in wastebaskets will not be removed. Lessee is responsible to place such unusual refuse in trash dumpster.

11. Cleaning maintenance company will not remove nor clean tea, office cups or similar containers. If such liquids are spilled in waste baskets, the waste baskets will be emptied but not otherwise cleaned. Lessor will not be responsible for any stained carpet caused from liquids leaking or spilling from Lessee's wastepaper receptacles.

12. Upon completion of cleaning, all lights will be turned off and doors locked leaving the Premises in an orderly condition.

13. Glass entrance doors and Interior glass doors or glass partitions will be cleaned nightly.

COMMON AREAS

1. Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

2. Wash glass doors in entrance lobby with a clean damp cloth and dry towel.

3. Clean cigarette urns. Sweep and/or wet mop all resilient tile flooring. Hard surface floors such as quarry tile, etc., shall be cleaned nightly.

4.       Wash, clean and disinfect water fountains.

5.       Clean all elevators and stairwells.

6.       Lavatories - Men and Women.

         a. Floors in all lavatories shall be wet mopped each evening with a germicidal detergent to ensure a clean and germ free surface.

         b. Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.

         c. Wash and disinfect wash basins and sinks using a germicidal detergent.

         d.  Wash and disinfect toilet bowls and urinals.

         e. Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.

         f.  Empty and sanitize sanitary disposal receptacles.

         g. Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Lessor.

7.       Clean all air ventilation grill work in ceilings.

                               Exhibit D - Page 1

                                    EXHIBIT E

                                BUILDING HOLIDAYS

                                 NEW YEAR'S DAY

                                  MEMORIAL DAY

                                INDEPENDENCE DAY

                                    LABOR DAY

                                THANKSGIVING DAY

                                  CHRISTMAS DAY

                               Exhibit E - Page 1

                                    EXHIBIT F

                           LESSEE ESTOPPEL CERTIFICATE

TO:  MORTGAGEE and/or its affiliates and/or whom else it may concern:

1. The undersigned is lessee under that certain Lease dated , 2003 ("Lease"), by and between ____________, as Lessor, and ____________, as
         Lessee, covering those certain premises consisting of approximately ________ (_______) gross rentable square feet in of the building commonly known as ______________, New Jersey ("Premises").

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only lease or agreement between the undersigned and Lessor affecting said Premises. If none, state "none".

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence). If none, state "none".

4. The undersigned has accepted and now occupies the PremisesThe Lease term began________________, 2003, and the rent for said Premises has been paid to and including ______________, 200_, in conformity with the Lease. No rent has been prepaid for more than two (2) months. The Fixed Basic Rent is $________________ per month. If Lessee is not in full possession, whether Lessee has assigned the Lease, sublet all or any portion of the Premises, or otherwise transferred any interest in the Lease or the Premises, Lessee agrees to provide a copy of such assignment, sublease, or transfer upon written request.

5. Lessee is not in default and the Lease is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent.

6. All alterations, improvements, additions, build-outs, or construction required to be performed under the Lease have been completed in accordance with the terms of the Lease.

7.       Intentionally omitted.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

9. There are currently no valid defenses, counterclaims, off-sets, credits, deductions in rent, or claims against the enforcement of any of the agreements, terms or conditions of the Lease.

10. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to MORTGAGEE or one of its affiliates hereunder, and that pursuant to the terms thereof: (i) all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until Lessee is otherwise notified in writing by MORTGAGEE, or its successors or assigns; and (ii) no modification, revision or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of such MORTGAGEE is first obtained.

11. The undersigned is authorized to execute this Lessee Estoppel Certificate on behalf of Lessee.

Dated this ________ day of __________________, 200_
LESSEE:

___________________________________________
Name:
Title:

                               Exhibit F - Page 1

                                    EXHIBIT G

                           COMMENCEMENT DATE AGREEMENT

1.0      PARTIES

         THIS AGREEMENT made the _________day of ________, 2003 (hereinafter "Agreement"), is by and between ________________ (hereinafter "Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and _________________________ (hereinafter
         "Lessee") whose address is ________________________________________.

2.0      STATEMENT OF FACTS

         2.1 Lessor and Lessee entered into a Lease dated ____________, 2003 (hereinafter "Lease"), setting forth the terms of occupancy by Lessee of approximately _____________(________ ) gross rentable square feet (hereinafter "Premises") at _____________________________ (hereinafter "Building"); and

         2.2 The Term of the Lease is for ____________ (__)years with the Commencement Date of the initial Term being defined in the Preamble to the Lease as being subject to change under Articles 27 and 43 thereof; and

         2.3 It has been determined in accordance with the provisions of Articles 27 and 43 of the Lease that ___________, 2003 is the Commencement Date of the Term of the Lease.

3.0      STATEMENT OF TERMS

                  NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, it is agreed:

         3.1 The Commencement Date of the Term of the Lease is ___________, 2003 and the Expiration Date thereof is _____________ ,
                  200_, and Paragraphs 6 and 9 of the Preamble to the Lease shall be deemed modified accordingly.

         3.2 Paragraph 10 of the Preamble to the Lease shall be deemed modified as follows:

         3.3 This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement Date and Expiration Date of the Lease, adjust the Term of the Lease and Fixed Basic Rent amount accordingly.

         EXCEPT as modified herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein, and Lessor and Lessee hereby ratify and confirm all the terms and conditions thereof.

         THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto, and their respective legal representatives, successors and permitted assigns.

         EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements, including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS THEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR                                               LESSEE

MACK-CALI PROPERTIES CO. NO. 11 L.P.                 BARR LABORATORIES, INC.

By: Mack-Cali Sub III, Inc.,
    its General Partner

By: ________________________________                 By: _______________________
    Michael A. Grossman                                  Name:
    Executive Vice President                             Title: